================================================================================




                              CREDIT AGREEMENT B

                           DATED AS OF JULY 23, 1997

                                     AMONG


                            ARCO CHEMICAL COMPANY,

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS AGENT



                                      AND


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                  ARRANGED BY

                      FIRST CHICAGO CAPITAL MARKETS, INC.


================================================================================

                                 EXHIBIT 10.3

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
                                   ARTICLE I
                                  DEFINITIONS .................................1

SECTION 1.01.  Definitions ....................................................1
SECTION 1.02.  Accounting Terms and Determinations............................14

                                  ARTICLE II
                                 THE CREDITS..................................15

SECTION 2.01.  Commitments to Lend............................................15
SECTION 2.02.  Notice of Syndicated Borrowings................................15
SECTION 2.03.  Money Market Borrowings........................................16
SECTION 2.04.  Notice to Banks; Funding of Loans..............................20
SECTION 2.05.  Notes..........................................................21
SECTION 2.06.  Maturity of Loans..............................................22
SECTION 2.07.  Interest Rates.................................................22
SECTION 2.08.  Fees...........................................................24
SECTION 2.09.  Optional Termination or Reduction of Commitments...............24
SECTION 2.10.  Mandatory Termination of Commitments...........................24
SECTION 2.11.  Optional Prepayments...........................................24
SECTION 2.12.  General Provisions as to Payments..............................25
SECTION 2.13.  Funding Losses.................................................26
SECTION 2.14.  Computation of Interest and Fees...............................27
SECTION 2.15.  Judgment Currency..............................................27
SECTION 2.16.  Taxes..........................................................28

SECTION 2.17.  Maximum Interest Rate..........................................30

                                  ARTICLE III
                          CONDITIONS TO BORROWINGS ...........................30

SECTION 3.01.  Initial Borrowing by the Borrower..............................30
SECTION 3.02.  Each Borrowing.................................................31

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES........................32

SECTION 4.01.  Representations and Warranties of the Borrower.................32

SECTION                                                                    PAGE
                                   ARTICLE V
                                   COVENANTS.................................35

SECTION 5.01.  Certain Information to be Furnished by the Borrower...........35
SECTION 5.02.  Limitation on Liens...........................................37
SECTION 5.03.  Limitation on Sale and Lease-Back.............................39
SECTION 5.04.  Consolidation, Merger, Disposition of Assets..................39
SECTION 5.05.  Minimum Consolidated Net Worth................................40
SECTION 5.06.  Transactions with Affiliates..................................40
SECTION 5.07.  Use of Proceeds...............................................41

                                  ARTICLE VI
                                   DEFAULTS..................................41

SECTION 6.01.  Defaults......................................................41
SECTION 6.02.  Notice of Default.............................................43

                                  ARTICLE VII
                                   THE AGENT.................................43

SECTION 7.01.  Appointment and Authorization.................................43
SECTION 7.02.  Agent and Affiliates..........................................44
SECTION 7.03.  Action by Agent...............................................44
SECTION 7.04.  Employment and Reliance on Agents and Counsel.................44
SECTION 7.05.  Liability of Agent............................................44
SECTION 7.06.  Reimbursement and Indemnification.............................44
SECTION 7.07.  Credit Decision...............................................45
SECTION 7.08.  Successor Agent...............................................45
SECTION 7.09.  Co-Agents.....................................................45

                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES..........................46

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair......46
SECTION 8.02.  Illegality....................................................48
SECTION 8.03.  Increased Cost and Reduced Return.............................48
SECTION 8.04.  Substitute Loans..............................................50
SECTION 8.05.  Certain Reserve Compensation..................................50
SECTION 8.06.  Substitution of Bank..........................................51

SECTION                                                                               PAGE
                                  ARTICLE IX
                                 MISCELLANEOUS..........................................51
SECTION 9.01.  Notices..................................................................51
SECTION 9.02.  No Waiver................................................................51
SECTION 9.03.  Governing Law............................................................51
SECTION 9.04.  Expenses and Indemnification.............................................51
SECTION 9.05.  Amendments, Etc..........................................................52
SECTION 9.06.  Counterparts; Effectiveness; Termination of Existing Credit Agreement....52
SECTION 9.07.  Successors and Assigns...................................................53
SECTION 9.08.  Survival.................................................................54
SECTION 9.09.  Acknowledgement..........................................................54
SECTION 9.10.  Headings.................................................................54
SECTION 9.11.  Sharing of Setoffs.......................................................54
SECTION 9.12.  Collateral...............................................................55
SECTION 9.13.  Consent to Jurisdiction..................................................55
SECTION 9.14.  Waiver of Jury Trial.....................................................56

SCHEDULE I --   Euro-Currency Payment Offices of the Agent


EXHIBIT A --    Note

EXHIBIT B --    Money Market Quote Request

EXHIBIT C --    Invitation for Money Market Quotes

EXHIBIT D --    Money Market Quote

EXHIBIT E --    Form of Certificate of Incumbency

EXHIBIT F --    Form of Opinion of Counsel for the Borrower

EXHIBIT G --    Assignment and Assumption Agreement

EXHIBIT H --    Notice of Effectiveness

EXHIBIT I --    Form of Opinion of Special Counsel for the Agent

     This CREDIT AGREEMENT B (this "Agreement") is entered into as of July 23, 1997 among ARCO CHEMICAL COMPANY, a Delaware corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (individually each a "Bank;" collectively the "Banks") and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (the "Agent").

     WHEREAS, the Borrower desires to borrow from the Banks from time to time under this Agreement amounts not exceeding in the aggregate $300,000,000 outstanding at any one time for its general corporate purposes, and the Banks are prepared to make loans upon the terms hereof.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Definitions.  In addition to terms defined elsewhere in this
                    -----------
Agreement, as used in this Agreement, the following terms shall have the following meanings (all terms defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Absolute Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.03.

     "Administrative Questionnaire" shall mean, with respect to any Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" shall mean (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall mean The First National Bank of Chicago in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Agreed Currency" shall mean Dollars, Deutsche Marks, Dutch guilders, French francs, Japanese yen and pounds sterling and any other currency which is freely transferable and convertible into Dollars, in which deposits are customarily offered to banks in the London interbank market, which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to each Bank; provided that the Agent shall promptly
                                      --------
notify each Bank of each such request and each Bank shall be deemed to have agreed to each such request if its objection thereto has not been received by the Agent within five Domestic Business Days from the date of such notification by the Agent to such Bank.

     "Applicable Lending Office" shall mean as to any Bank (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date (i) if such currency is an Agreed Currency listed below, rounded up to the nearest amount of such Agreed Currency set forth below opposite such amount of Dollars:

                             Amount of    Amount of    Amount of    Amount of        Amount of
   Amount of                 Deutsche     Dutch        French       Japanese         Pounds
    Dollars                  Marks        Guilders     Francs       Yen              Sterling
--------------               ------       --------     -------      ------           --------
up to 1,000,000                  1,000        1,000        1,000    100,000 1,000
1,000,000 to 9,999,999          10,000       10,000       10,000        1,000,000       10,000
10,000,000 to 99,999,999      1000,000      100,000      100,000       10,000,000      100,000
100,000,000 and upwards,     1,000,000    1,000,000    1,000,000      100,000,000    1,000,000

and (ii) if such currency is not an Agreed Currency listed above, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

     "Arranger" shall mean First Chicago Capital Markets, Inc.

     "Assignee" shall have the meaning set forth in Section 9.07(c).

     "Authorized Officer" and "Authorized Representative" of the Borrower shall mean an officer or other representative of the Borrower designated in the latest Certificate of Incumbency of the Borrower. The Agent and the Banks shall be conclusively entitled to rely on the latest such Certificate of Incumbency delivered to the Agent.

     "Bank" shall mean each bank which is listed on the signature pages hereof as having a Commitment and which has executed and delivered this Agreement, and its successors and assigns.

     "Bank Credit Documents" shall mean, collectively, this Agreement, the Notes, the Other Agreement and the "Notes" under and as defined in the Other Agreement.

     "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Corporate Base Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" shall mean a Loan to be made by a Bank pursuant to Section
2.01 as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII or Section 2.04(d).

     "Benefit Arrangement" shall mean at any time an employee pension benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrowed Funds" shall mean Debt for borrowed money.

     "Borrower" shall mean ARCO Chemical Company, a Delaware corporation, and its permitted successors.

     "Borrowing" shall mean the aggregation of Loans of the same type and currency of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Currency Loans) or by reference to the provisions of Article II under which participation therein is determined (e.g., a "Syndicated Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments and a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined by the Agent in accordance therewith).

     "Certificate of Incumbency" shall mean a Certificate of Incumbency described in Section 3.01(ii) and any successor or replacement Certificate of Incumbency delivered hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commitment" shall mean, as to each Bank, the Dollar Amount set forth opposite its name on the signature pages hereof under the heading "Commitment" (as such amount may be reduced from time to time as provided in Section 2.09).

     "Consolidated Net Worth" shall mean at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated write-ups, all determined as of such date. For purposes of this definition, "write-ups" shall mean the amount (to the extent reflected in determining such consolidated stockholders' equity) of all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to December 31, 1995 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary.

     "Consolidated Subsidiary" shall mean, on any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Corporate Base Rate" shall mean a rate per annum equal to the corporate base rate of interest announced by The First National Bank of Chicago from time to time, changing when and as said corporate base rate changes.

     "Cross-Indemnification Agreement" shall mean the Cross-Indemnification Agreement dated as of June 1, 1987, as amended, between the Parent and the Borrower.

     "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others guaranteed by such Person; provided that in no event shall "Debt" be deemed to include any
                --------
"take-or-pay" obligations incurred by the Borrower in connection with its purchases of petrochemical feedstocks or other such petrochemical products in the ordinary course of business.

     "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Designated Currency" shall mean (i) each Agreed Currency, (ii) any other currency which is freely transferable and convertible into Dollars, in which deposits are customarily offered to banks in the London interbank market and which the Borrower designates as a Designated Currency hereunder upon five Domestic Business Days' notice in writing to the Banks through the Agent and
(iii) any other currency which is freely transferable and convertible into Dollars, in which deposits are not customarily offered to banks in the London interbank market and which the Borrower designates as a Designated Currency hereunder by notice in writing to the Banks through the Agent; provided that any
                                                               --------
notice given pursuant to this clause (iii) shall also propose an appropriate amendment to this Agreement to provide for the basis for determining the rate to which Money Market Margins are to be added or subtracted in the relevant Money Market Quotes and to amend any other relevant provisions hereof as necessary and that any such notice and proposed amendment shall be effective for all purposes hereunder on the 20th Domestic Business Day after the date of such notification by the Agent to each Bank if no Bank has objected thereto to the Agent before such 20th Domestic Business Day.

     "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at the opening of business in London on the relevant FX Date.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Domestic Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close.

     "Domestic Lending Office" shall mean, as to each Bank, its office, branch or affiliate specified as its "Domestic Lending Office" below its name on the signature pages hereof or such other office, branch or affiliate as such Bank may from time to time specify to the Agent and the Borrower as its Domestic Lending Office.

     "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at the opening of business in London on the relevant FX Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Group" shall mean the Borrower and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Euro-Currency Business Day" shall mean any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London and, where funds are to be paid or made available in a currency other than Dollars, on which commercial banks are open for domestic and international business (including dealings in deposits in such currency) in both London and the place where such funds are to be paid or made available.

     "Euro-Currency Lending Office" shall mean, as to each Bank, (i) for loans denominated in each of Dollars, Deutsche Marks, Dutch guilders, French francs, Japanese yen and pounds sterling, its office, branch or affiliate specified as its "Euro-Currency Lending Office" for such currency below its name on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office for Base Rate Loans) or such other office, branch or affiliate of such Bank as it may from time to time specify to the Agent and the Borrower as its Euro-Currency Lending Office and (ii) for loans denominated in each other Agreed Currency permitted hereunder from time to time, such office branch or affiliate of such Bank as it may from time to time specify to the Agent and the Borrower as its Euro-Currency Lending Office for such other currency (or, if no such office is specified, its Domestic Lending Office for Base Rate Loans).

     "Euro-Currency Loan" shall mean a Loan to be made by a Bank pursuant to
Section 2.01 as a Euro-Currency Loan in accordance with the applicable Notice of Borrowing.

     "Euro-Currency Payment Office" of the Agent shall mean, (i) for each of Dollars, Deutsche Marks, Dutch guilders, French francs, Japanese yen and pounds sterling, the office, branch or affiliate of the Agent specified as the "Euro-Currency Payment Office" for such currency in Schedule

I hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Borrower and each Bank as its Euro-Currency Payment Office and, (ii) for each other Designated Currency, such office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Borrower and each Bank as its Euro-Currency Payment Office for such Designated Currency.

     "Euro-Currency Reserve Percentage" shall mean with respect to any Bank for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement imposed on such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans and Money Market LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents).

     "Event of Default" shall have the meaning assigned to that term in Section 6.01.

     "Existing Credit Agreement" shall mean the $300 million Credit Agreement dated as of November 19, 1993 (as amended by Amendment No. 1 dated as of October 14, 1994, and Amendment No. 2 dated as of April 3, 1996), among the Borrower, the banks listed on the signature pages thereof and The First National Bank of Chicago, as agent.

     "Facility Fee Percentage" shall mean, with respect to each payment of the facility fee pursuant to Section 2.08(a), the percentage rate per annum set forth below opposite the ratings on the Borrower's senior unsecured long-term public debt issued by both Moody's Investor Service, Inc. (or its successor) and Standard & Poor's Corporation (or its successor) in effect on the applicable date of determination:

                                                    Facility Fee
          S & P Rating        Moody's Rating        Percentage
          ------------        --------------        -----------
          A+ or higher        A1 or higher          .060%
          A or A-             A2 or A3              .070%
          BBB+                Baa1                  .090%
          BBB                 Baa2                  .125%
          BBB-                Baa3                  .150%
          Below BBB-          Below Baa3            .200%

     For each facility fee payment pursuant to Section 2.08(a), the applicable Facility Fee Percentage shall be determined as of the Quarterly Date, or date of termination of the Commitments in their entirety, as the case may be, which is five Domestic Business Days preceding the date such payment is due pursuant to Section 2.08(a). In the event of a split rating, the Borrower shall be entitled to the benefit of the higher rating, unless either rating is below BBB- or Baa3 (in which case the lower rating shall control). In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the applicable Facility Fee Percentage shall be .20%.

     "Federal Funds Rate" shall mean for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic
                          --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The First National Bank of Chicago on such day on such transactions as determined by the Agent.

     "Fixed Rate Loans" shall mean Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "FX Date" shall mean the date on which the Agent's spot rate of exchange shall be determined for purposes of calculating the Dollar Amount and Equivalent Amount of any currency at any time. With respect to any calculation of Dollar Amount or Equivalent Amount as of:

          (i) any borrowing date for any type of Borrowing, the relevant FX Date shall be the latest date by which a Notice of Borrowing is required to be delivered with respect to such Borrowing (unless the Borrowing is a Base Rate Borrowing pursuant to Section 2.04(d), 8.01(a), 8.02 or 8.04(b), in which case the relevant FX Date shall be four Euro-Currency Business Days before the borrowing date);

          (ii) the Termination Date, the relevant FX Date shall be four Euro-Currency Business Days before the Termination Date;

          (iii) any date of prepayment of any Loan which is not also a borrowing date, the relevant FX Date shall be the date of such prepayment;

          (iv) each day as of which the Commitment may be reduced or terminated pursuant to Section 2.09, the relevant FX Date shall be four Euro-Currency Business Days before such day; and

          (v) each day on which any vote or other action by the Required Banks or Banks holding a specified proportion of the principal amount of the Notes is to be taken or to be effective and each other day not specified above on which the Dollar Amount or Equivalent

     Amount is to be determined (including, without limitation, pursuant to Section 6.01(e) and 6.01(i)), the relevant FX Date shall be such day.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for
       --------
collection or deposit in the ordinary course of business. The term "guarantee" used as a verb shall have a corresponding meaning.

     "Interest Period" shall mean: (1) with respect to each Euro-Currency Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter (or 9 or 12 months thereafter if all Reference Banks agree to such period), as the Borrower may elect in the applicable Notice of Borrowing; provided that:
           --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

          (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Currency Business Day of a calendar month; and

          (c) the Borrower may not elect any Interest Period which would end subsequent to the Termination Date;

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
                                                      --------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

     (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided
                                                                      --------
that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

          (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Currency Business Day of a calendar month; and

          (c) the Borrower may not elect any Interest Period which would end subsequent to the Termination Date;

     (4) with respect to each Money Market Rate Borrowing, the period commencing on the date of such Borrowing and ending on such day (not earlier than the 7th day) thereafter, as the Borrower may elect in accordance with
Section 2.03; provided that:
              --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

          (b) the Borrower may not elect any Interest Period which would end subsequent to the Termination Date.

     "Internally-Funded Subsidiary" shall mean any Wholly-Owned Consolidated Subsidiary (a) all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are owned by the Borrower or another Internally-Funded Subsidiary, (b) which is a non-operating Subsidiary, and (c) that does not at any time (including, without limitation, at the time of, or at any time subsequent to, any transfer of the Borrower's assets to such Subsidiary pursuant to clause (B) of the third proviso to Section 5.04) have any Debt owing to any Person other than the Borrower or another Internally-Funded Subsidiary.

     "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vender or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" shall mean a Base Rate Loan or a Euro-Currency Loan or a Money Market Loan and "Loans" means Base Rate Loans or Euro-Currency Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" shall have the meaning set forth in Section 2.07(b).

     "Material Subsidiary" shall mean, as of any date of determination, a Subsidiary which meets the definition of a "significant subsidiary" contained as of the date of this Agreement in Regulation S-X of the Securities and Exchange Commission.

     "Money Market Lending Office" shall mean, as to each Bank, (i) for Money Market Loans denominated in Dollars, its Domestic Lending Office for Base Rate Loans or such other office, branch or affiliate of such Bank as it may from time to time specify as its Money Market Lending Office by notice to the Borrower and the Agent and (ii) for Money Market Loans denominated in each other Designated Currency, such office, branch or affiliate of such Bank as it may from time to time specify as its Money Market Lending Office for such other Designated Currency by notice to the Borrower and the Agent (or, if no such office if specified, its Domestic Lending Office for Base Rate Loans); provided that any
                                                             --------
Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for each of its Money Market LIBOR Loans denominated in each Designated Currency and its Money Market Rate Loans in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to one or all of such offices, as the context may require.

     "Money Market LIBOR Loan" shall mean a Loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

     "Money Market Loan" shall mean a Money Market LIBOR Loan or a Money Market Rate Loan.

     "Money Market Margin" shall have the meaning set forth in Section 2.03(d).

     "Money Market Quote" shall mean an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Money Market Rate" shall have the meaning set forth in Section 2.03(d).

     "Money Market Rate Loan" shall mean a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "New York Interbank Offered Rate" applicable to any Interest Period for any Euro-Currency Loan or Money Market LIBOR Loan shall mean the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the currency in which such Euro-Currency Loan is denominated are offered to each of the Reference Banks in the New York interbank market at approximately 11:00 a.m., New York City time, two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" shall mean a Notice of Syndicated Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)) and the "date of a Notice of Borrowing" shall mean the date the Notice of Borrowing is given to the Agent pursuant to Section 2.02 or 2.03(f), as the case may be.

     "Other Agreement" means Credit Agreement A dated as of July 23, 1997, as it may be amended, extended, supplemented or otherwise modified, among the Borrower, the banks listed on the signature pages thereof and The First National Bank of Chicago, as agent for said banks.

     "Parent" shall mean Atlantic Richfield Company, a Delaware corporation, and its successors.

     "Participant" shall have the meaning set forth in Section 9.07(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Quarterly Date" shall mean the last day of each March, June, September and December, commencing September 30, 1997; provided that, if any such date is not
                                         --------
a Euro-Currency Business Day, the relevant Quarterly Date shall be the next succeeding Euro-Currency Business Day.

     "Reference Banks" shall mean the principal London offices of Bank of America National Trust and Savings Association, The Chase Manhattan Bank and The First National Bank of Chicago, and each such other bank as may be appointed pursuant to Section 9.07(f), and "Reference Bank" shall mean any one of such Reference Banks.

     "Refunding Borrowing" shall mean a Borrowing which, after application of the proceeds thereof to repay one or more other Borrowings in whole or in part, results in no net increase in the aggregate principal amount of Loans outstanding hereunder.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto or any other United States law or regulation imposing reserves on deposits or loans).

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto).

     "Required Banks" shall mean at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes the Dollar Amount of the aggregate principal amount of which evidence at least 66-2/3% of the Dollar Amount of the outstanding aggregate principal amount of the Notes.

     "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by the Borrower.

     "Syndicated Loan" shall mean a Base Rate Loan or a Euro-Currency Loan made by a Bank pursuant to Section 2.01.

     "Syndicated Margin" shall mean, with respect to a Syndicated Loan outstanding on the applicable date of determination, the applicable Syndicated Margin set forth below (i) beneath the interest rate option applicable to such Syndicated Loan and (ii) opposite the ratings on the Borrower's senior unsecured long-term public debt issued by both Moody's Investor Service, Inc. (or its successor) and Standard & Poor's Corporation (or its successor) in effect on such date of determination:


     S & P Rating     Moody's Rating     Euro-Currency     Base Rate
     ------------     --------------     -------------     ----------
     A+ or higher     A1 or higher       .115%             .000%
     A or A-          A2 or A3           .130%             .000%
     BBB+             Baa1               .185%             .000%
     BBB              Baa2               .225%             .000%
     BBB-             Baa3               .300%             .000%
     Below BBB-       Below Baa3         .450%             .000%

The rate of interest applicable to any outstanding Syndicated Loan shall change simultaneously with, and to the extent that, the applicable Syndicated Margin changes (as a result of a rating change). In the event of a split rating, the Borrower shall be entitled to the benefit of the higher rating, unless either rating is below BBB- or Baa3 (in which case the lower rating shall control). In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the applicable Syndicated Margin shall be that which would be applicable in the case of a rating below BBB- or Baa3.

     "Taxes" shall mean any present or future taxes, duties, withholdings or other charges levied or imposed by any government or any political subdivision or taxing authority thereof, excluding any of the foregoing imposed on or calculated by reference to the net income of any Bank.

     "Tax Sharing Agreement" shall mean the Amended and Restated Tax Sharing Agreement dated as of January 1, 1995, as amended, between the Parent and the Borrower.

     "Termination Date" shall mean July 23, 2002 or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

     "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Wholly-Owned Consolidated Subsidiary" shall mean any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     SECTION 1.02.  Accounting Terms and Determinations.  Unless otherwise
                    -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that if the Borrower
                                                  --------
notifies the Agent that the Borrower wishes to amend Section 5.05 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Section 5.05 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     SECTION 1.03.  Introduction of Euro.  For the avoidance of doubt, the
                    --------------------
parties hereto affirm and agree that neither the fixation of the conversion rate of any Designated Currency of a country that is a member of the European Union against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastricht Treaty), nor the conversion of any Loans or other obligations under this Agreement from a Designated Currency of a country that is a member of the European Union into Euros, shall require the early termination of this Agreement or the prepayment of any amount due under this Agreement or create any liability of one party to another party for any direct or consequential loss arising from any of such events. As of the date that any such Designated Currency is no longer the lawful currency of its respective country, all payment obligations under this Agreement that would otherwise be in such Designated Currency shall thereafter by satisfied in Euros.


                                  ARTICLE II

                                  THE CREDITS

     SECTION 2.01.  Commitments to Lend.  From the date hereof to but not
                    -------------------
including the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this
Section 2.01 from time to time amounts such that, upon giving effect to each such Borrowing: (i) the then aggregate outstanding principal Dollar Amount of all Syndicated Loans made by such Bank to the Borrower shall not exceed the amount of such Bank's Commitment then in effect and (ii) the then aggregate outstanding principal Dollar Amount of all Syndicated Loans and all Money Market Loans made by the Banks to the Borrower shall not exceed the aggregate amount of the Commitments then in effect. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof) (except that any such Borrowing may be in the aggregate amount of the unused Commitments or the Equivalent Amount thereof) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow under this Section 2.01 at any time prior to the Termination Date. Subject to the preceding provisions of this
Section 2.01, each Bank severally agrees to make Euro-Currency Loans in the Agreed Currencies.

     SECTION 2.02.  Notice of Syndicated Borrowings.  The Borrower shall give
                    -------------------------------
the Agent notice (a "Notice of Syndicated Borrowing") not later than 10:00 a.m., Chicago time, on (x) the Domestic Business Day next preceding each Base Rate Borrowing, (y) in the case of a Euro-Currency Borrowing to be made in Dollars, the third Euro-Currency Business Day before each such Euro-Currency Borrowing (or the fourth Euro-Currency Business Day before any such Euro-Currency Borrowing for which a 9 or 12 month Interest Period is requested) and (z) in the case of a Euro-Currency Borrowing to be made in an Agreed Currency other than Dollars, the fourth Euro-Currency Business Day before each such Euro-Currency Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

          (ii)  the aggregate amount of such Borrowing; provided that upon
                                                        --------
     giving effect to such Borrowing, the then aggregate outstanding principal Dollar Amount of all Syndicated Loans and all Money Market Loans shall not exceed the aggregate amount of the Commitments then in effect;

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Currency Loans and, if Euro-Currency Loans, the currency thereof in accordance with the last sentence of Section 2.01; and

          (iv) in the case of a Euro-Currency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period and provided that deposits in the currency of such Borrowing are being offered for such Interest Period to the Reference Banks in the London interbank market.

Notwithstanding the preceding provisions of this Section 2.02, if, by 10:00 a.m., Chicago time, on the Domestic Business Day next preceding the last day of the Interest Period applicable to any outstanding Syndicated Loan, the Borrower shall not have either (i) given a Notice of Syndicated Borrowing to refinance such Syndicated Loan, (ii) requested offers for Money Market Loans pursuant to
Section 2.03(b) to refinance such Syndicated Loan or (iii) given notice of the Borrower's election to prepay such Syndicated Loan pursuant to Section 2.11 or to repay such Syndicated Loan pursuant to Section 2.12, then the Borrower shall be deemed to have given Notice of Syndicated Borrowing for a Refunding Borrowing comprised of a Base Rate Loan in Dollars to be made on the last day of such Interest Period in a principal amount equal to the outstanding principal Dollar Amount of such Syndicated Loan, the making of such Refunding Borrowing to be subject to each of the conditions precedent set forth in clauses (ii), (iii) and (iv) of
Section 3.02.

     SECTION 2.03.  Money Market Borrowings.  (a)  In addition to Syndicated
                    -----------------------
Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks at any time prior to the Termination Date (but not during any period when the Borrower's senior unsecured long-term public debt is rated either below Baa3 by Moody's Investor Service, Inc. (or its successor) or below BBB- by Standard & Poor's Corporation (or its successor)) to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 3:00 p.m., London time, on the fifth Euro-Currency Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (y) 10:00 a.m., Chicago time, on the fifth Euro-Currency Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction in Dollars or (z) 9:00 a.m., Chicago time, on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent shall have mutually agreed and shall have notified the Banks of not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Currency Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

          (ii) the proposed currency of such Borrowing, which shall be a Designated Currency in the case of a LIBOR Auction or Dollars in the case of an Absolute Rate Auction;

          (iii) the aggregate amount of such Borrowing, which shall be at least $10,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof);

     provided that upon giving effect to such Borrowing, the then aggregate
     --------
     outstanding principal Dollar Amount of all Syndicated Loans and all Money Market Loans shall not exceed the aggregate amount of the Commitments then in effect;

          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

          (v) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period but not more than one currency in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Currency Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request (under and as defined in either this Agreement or the Other Agreement).

     (c) Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d)(i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 3:00 p.m., London time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (y) 1:00 p.m., Chicago time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (z) 9:00 a.m., Chicago time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent shall have mutually agreed and shall have notified the Banks of not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes
                                       --------
submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (A) 2:00 p.m., London time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (B) noon, Chicago time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (C) 8:45 a.m., Chicago time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A) the proposed date of Borrowing and, in the case of a LIBOR Auction, the proposed currency of such Borrowing;

          (B) the principal amount of each Money Market Loan for which each such offer is being made, (w) the Dollar Amount of which principal amount may be greater or less than the Commitment of the quoting Bank, (x) which principal amount must be $1,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof), (y) which principal amount may not exceed in the aggregate with the other Money Market Loans included in such offer the principal amount of Money Market Loans for which offers were requested and (z) which principal amount may be subject to an aggregate limitation as to the maximum principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

          (C) the duration of the Interest Period applicable to each Money Market Loan for which each such offer is being made, subject to the provisions of the definition of Interest Period;

          (D) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

          (E) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Rate") offered for each such Money Market Loan; and

          (F)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii)  Any Money Market Quote shall be disregarded that:

          (A) is not substantially in the form of Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) of this Section;

          (B)  contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D) arrives after the time set forth in subsection (d)(i) of this Section.

     (e) The Agent shall promptly notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (ii) of any subsequent Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request;

provided that any such subsequent Money Market Quote shall be disregarded by the
--------
Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (x) the aggregate principal amount and currency of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (y) the respective principal amounts and Money Market Margins or Money Market Rates, as the case may be, so offered and (z) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Not later than (x) 5:00 p.m., London time, on the fourth Euro-Currency business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (y) 10:00 a.m., Chicago time, on the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (z) 10:00 a.m., Chicago time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent shall have mutually agreed upon and shall have notified the Banks of not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided
                                                                    --------
that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the principal amount of each Money Market Borrowing must be at least $10,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof); provided that upon giving effect to such Borrowing, the then
               --------
     aggregate outstanding principal Dollar Amount of all Syndicated Loans and all Money Market Loans shall not exceed the aggregate amount of the Commitments then in effect;

          (iii) acceptance of offers for each Interest Period may only be made on the basis of ascending Money Market Margins or Money Market Rates, as the case may be; and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Agreement.

     (g) If offers are made by two or more Banks with the same Money Market Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount of Money Market Loans than can be accepted for the related Interest Period (after giving effect to the acceptance of all lower Money Market Margins or Money Market Rates, as the case may be, properly offered for such Interest Period), the principal amount of Money Market Loans which can be accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000 (or the Approximate Equivalent Amount thereof), as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Money Market Loans by each Bank shall be conclusive in the absence of manifest error.

     SECTION 2.04.  Notice to Banks; Funding of Loans. (a) Upon receipt of a
                    ---------------------------------
Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower except pursuant to subsection (d) of this Section or Section 8.01(a).

     (b) On the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its ratable share of such Borrowing, (i) if such Borrowing is denominated in Dollars, not later than 12:00 noon, Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to Section 10.01 and, (ii) if such Borrowing is denominated in another currency, not later than 12:00 noon, local time in the city of the Agent's Euro-Currency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Euro-Currency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (c) If any Bank makes a new Loan hereunder on the date on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, which outstanding Loan is denominated in the currency of such new Loan, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the principal amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

     (d)  Notwithstanding the satisfaction of all conditions referred to in
Section 2.01, 2.02 or 2.03(b) with respect to any Borrowing in any currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent or the Required Banks make it impracticable for the Euro-Currency Loans or Money Market LIBOR Loans comprising such Borrowing to be denominated in the currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Loans shall not be denominated in such currency but shall be made on the date of such

Borrowing in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as Base Rate Loans, unless the Borrower notifies the Agent at least one Domestic Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency or Designated Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Banks be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing.

     SECTION 2.05.  Notes.  (a) The Loans of each Bank to the Borrower shall be
                    -----
evidenced by a single Note of the Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to the Borrower.

     (b) Each Bank may, by notice to the Borrower and the Agent (to be given not later than two Domestic Business Days prior to the first Borrowing) request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note(s) pursuant to Section 3.01(vi), the Agent shall mail such Note(s) to such Bank. Each Bank shall record, and prior to any transfer of its Note(s) shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, currency, amount and maturity of each Loan made by it to the Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto; provided that
                                                                --------
the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse the Notes and to attach to and make a part of any such Note a continuation of any such schedule as and when required.

     SECTION 2.06.  Maturity of Loans.  Each Loan included in any Borrowing
                    -----------------
shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07.  Interest Rates.  (a) Each Base Rate Loan shall bear interest
                    --------------
on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Syndicated Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Interest Period for any Euro-Currency Loan or Money Market LIBOR Loan shall mean the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the currency in which such Euro-Currency Loan or Money Market LIBOR Loan is denominated are offered to each of the Reference Banks in the London interbank market at approximately 11:00 a.m., London time, two Euro-Currency Business Days before the first day of such Interest Period, in an amount approximately equal to (i) the principal amount of the Euro-Currency Loan or Money Market LIBOR Loan of such Reference Bank to which such Interest Period is to apply or (ii) if such Reference Bank is not submitting a Money Market Quote for such Money Market LIBOR Loan, $10,000,000 (or the Approximate Equivalent Amount thereof), and for a period of time comparable to such Interest Period; provided that (i) for Euro-Currency Loans
                                    --------
denominated in pounds sterling the respective rates per annum at which deposits in pounds sterling are offered to each of the Reference Banks shall be the rate for euro-sterling deposits not domestic sterling deposits and (ii) for Money Market LIBOR Loans denominated in pounds sterling the respective rates per annum at which deposits in pounds sterling are offered to each of the Reference Banks shall be the rates for euro-sterling or domestic sterling deposits as specified by the Borrower in the relevant Money Market Quote Request.

     (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the applicable Syndicated Margin plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Agent may elect) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of (i) if such Euro-Currency Loan is denominated in Dollars, 1% plus the rate applicable to Base Rate Loans for such day and (ii) if such Euro-Currency Loan is denominated in any other currency, 1% plus the cost to such Bank of funding or maintaining such Euro-Currency Loan). The certificate of such Bank as to the cost of funding or maintaining such Euro-Currency Loan shall be conclusive absent manifest error.

     (d) Subject to Section 8.01(a)(1), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with subsection (c) of this Section as if each Reference Bank were to participate in the related Money Market Borrowing ratably in proportion to its Commitment) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of (i) if such Money Market Loan is denominated in Dollars, 1% plus the rate applicable to Base Rate Loans for such day and (ii) if such Money Market Loan is denominated in any other currency, 1% plus the cost to such Bank of funding or maintaining such Money Market Loan. The certificate of such Bank certifying the cost of funding or maintaining such Money Market Loan shall be conclusive absent manifest error.

     (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08.  Fees.  (a)  The Borrower shall pay to the Agent for the
                    ----
account of the Banks ratably in proportion to their Commitments a facility fee at a rate per annum equal to the applicable Facility Fee Percentage on the daily average amount of the Commitments (without regard to the outstanding principal amount of the Loans). Such facility fee shall accrue from and including July 23, 1997 to but excluding the Termination Date.

     (b) The Borrower shall pay to each of the Agent and the Arranger for its own account fees in the amounts and at the time previously agreed upon between the Borrower, the Agent and the Arranger.

     (c) Accrued fees under subsection (a) of this Section shall be payable quarterly in arrears on the fifth Domestic Business Day after each Quarterly Date for the quarter ending on such Quarterly Date or, if earlier, the fifth Domestic Business Day after the date of termination of the Commitments in their entirety.

     SECTION 2.09.  Optional Termination or Reduction of Commitments.
                    ------------------------------------------------

     (a) The Borrower may, upon at least two Domestic Business Days' irrevocable notice to the Agent, terminate at any time, or reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000 the aggregate amount of the Commitments in excess of the Dollar Amount of the aggregate outstanding principal amount of the Loans.

     (b) In the absence of a Default that has occurred and is continuing and in the event that (i) any Bank claims indemnification pursuant Section 2.16(a) or
Section 2.16(b), (ii) the Borrower is required to make an additional payment to any Bank pursuant to Section 2.16(a), or (iii) any Bank makes a claim for increased costs relating to taxes under Section 8.03, the Borrower shall have the right to repay all of such Bank's outstanding Loans and to terminate such Bank's Commitment hereunder upon ten days prior written notice to the Agent and such Bank. On the day on which any Bank's Commitment is terminated pursuant to this Section 2.09(b), the Borrower shall pay all principal, accrued interest, fees and other amounts owing to such Bank hereunder (including, without limitation, any amounts owing under Sections 2.08, 2.13, 2.16, and 8.03).

     SECTION 2.10.  Mandatory Termination of Commitments.  The Commitments shall
                    ------------------------------------
terminate on the Termination Date, and any Loans outstanding on the Termination Date shall be due and payable on the Termination Date (together with accrued interest thereon).

     SECTION 2.11.  Optional Prepayments.  (a) The Borrower may prepay any Base
                    --------------------
Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) upon at least one Domestic Business Day's notice to the Agent or, subject to Section 2.13, prepay any Euro-Currency Borrowing upon at least two Euro-Currency Business Days' notice to the Agent, in any such case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 (or the Approximate Equivalent Amount thereof) or any larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing. The Borrower may not prepay all or any portion of the principal amount of any Money Market Loan (other than a Money Market LIBOR Loan bearing interest at the Base Rate pursuant to Section 8.01(a)) prior to the maturity thereof.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.12.  General Provisions as to Payments.  (a) All payments to be
                    ---------------------------------
made by the Borrower hereunder or under the Notes in Dollars shall be made not later than 12:00 noon, Chicago time, on the date when due, in Federal or other funds immediately available in Chicago, Illinois, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

     (b) Each Borrowing shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. All payments to be made by the Borrower hereunder or under the Notes in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Euro-Currency Payment Office for such currency. The Agent will promptly cause such payments to be distributed to each Bank in like funds and currency. Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the "New Currency") are introduced and the type of currency in which the Borrowing was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Banks in such Original Currency, then all payments to be made by the Borrower hereunder or under the Notes in such currency shall be made in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing in any currency other than Dollars, the Borrower is not able to make payment to the Agent for the account of the Banks in the type of currency in which such Borrowing was made, then such Borrowing shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Borrowing.

     (c) Whenever any payment of principal of, or interest on, the Base Rate Loans or of additional compensation shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day occurs in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (d) Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (each of such payments being herein called a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required

Payment to the Agent, the recipient of such payment shall, on demand, refund to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate equal to the Federal Funds Rate for such period, if the recipient is a Bank, and, if the recipient is the Borrower, the rate which the Borrower would have been obligated to pay hereunder for the Loans that are the subject of, or are equivalent to, such payment for such period.

     SECTION 2.13.  Funding Losses.  The Borrower shall pay to the Agent for the
                    --------------
account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any reasonable loss, cost or expense incurred by such Bank (or, subject to Section 9.07(b), by an existing or prospective Participant in the related Loan) as a result of:

          (a) any payment or prepayment of a Fixed Rate Loan (pursuant to Section 2.11 or Article VI or VIII or otherwise) held by such Bank on a date other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(c) or

          (b) any failure by the Borrower to borrow a Fixed Rate Loan (including a failure to borrow due to the occurrence of any event described in Section 2.04(d)) held or to be held by such Bank on the date for such Borrowing specified in the relevant Notice of Borrowing under Section 2.02 or 2.03(f), such compensation to be payable in the currency specified in the certificate referred to below and to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed, for the period from the date of such payment or prepayment or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Fixed Rate Loan provided for herein (excluding, however, the Syndicated Margin or any positive Money Market Margin, as the case may be, included therein) over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market or in the New York or Chicago certificate of deposit market; provided that such
                                                            --------
     Bank shall have delivered to the Borrower, within 60 days after the date of such payment or prepayment or failure to borrow, a certificate as to the amount and currency of such loss or expense, which certificate shall set forth in reasonable detail the basis for such loss or expense and shall be conclusive in the absence of manifest error.

     SECTION 2.14.  Computation of Interest and Fees.  Interest based on the
                    --------------------------------
Base Rate and interest on Borrowings denominated in pounds sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15.  Judgment Currency.  If for the purposes of obtaining
                    -----------------
judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Euro-Currency Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Currency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.11, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

     SECTION 2.16.  Taxes.  (a) All payments made by the Borrower in respect of
                    -----
principal of and interest on its Borrowings and of all other amounts payable by it under this Agreement are payable without deduction for or on account of any Taxes. If the Borrower shall be required by law to deduct or withhold any Taxes from any such amount payable by it hereunder or under any of the Notes to or for the account of any Bank, (i) such amount shall be increased as may be necessary so that, after making such deductions or withholdings (including any deductions or withholdings applicable to additional amounts payable pursuant to this Section), such Bank receives an amount equal to the amount it would have received had no such deductions or withholdings been made and (ii) the Borrower shall make such deductions and withholdings and pay the amount thereof to the relevant government, political subdivision or taxing authority at or prior to the time required to be paid under applicable law (and shall promptly furnish to the Agent, for the benefit of the Banks, official receipts evidencing such payment). In addition, the Borrower will pay any present or future stamp or documentary taxes or similar taxes or levies imposed by any government of any jurisdiction outside the United States of America or any political subdivision or taxing authority thereof from any payment by it hereunder or under any of the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Notes (herein called "Other Taxes"). The Borrower will indemnify each Bank and the Agent for, and hold each Bank and the Agent harmless against, the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Bank or the Agent and any liability of such Bank or the Agent relating thereto (including, without limitation, penalties, interest and expenses). Notwithstanding anything set forth above in this clause (a), the Borrower shall have no obligation to increase the amount payable to any Bank as a result of any deduction or withholding, or to indemnify any Bank for or hold any Bank harmless against any Taxes or Other Taxes, to the extent that such deduction or withholding would not have been required, or such Taxes or Other Taxes would not have been paid or payable, if such Bank's representation and warranty in clause (f) below had been accurate or such Bank had complied with its obligations under clause (g) below.

     (b) If the cost to any Bank of making or maintaining any Loan to the Borrower is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced, by an amount deemed by such Bank to be material, which increase or reduction would not have occurred but for the fact that the Borrower conducts business in a jurisdiction outside the United States of America, the Borrower shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming indemnification under this Section, setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail a reasonable basis therefor, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge that will entitle such Bank to any payment or indemnification under clause (a) or (b) of this subsection and will designate a different Domestic Lending Office, Money Market Lending Office or Euro-Currency Lending Office, as the case may be, if such designation will avoid the need for, or reduce the amount of, such payment or indemnification and will not, in the sole opinion of such Bank, be otherwise materially disadvantageous to such Bank.

     (d) If, and to the extent that, any Bank shall obtain a credit, relief or remission for, or repayment of, any Taxes or Other Taxes indemnified or paid by the Borrower pursuant to this Section or for any taxes for which Borrower has made payments under Section 8.03, such Bank agrees to promptly notify the Borrower thereof and thereupon enter into negotiations in good faith with the Borrower to determine the basis on which an equitable reimbursement of such taxes can be made to the Borrower.

     (e) All tax receipts required to be delivered under this Section shall be originals, duplicate originals or duly certified or authenticated copies within the meaning of Treasury Regulation Section 1.905-2(a)(2).

     (f) Each Bank represents and warrants to the Borrower and the Agent that, as of the date of this Agreement (or, in the case of an Assignee, the date it becomes a party hereto), it is entitled to receive payments hereunder without any deduction or withholding for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof.

     (g) Each Bank which is a Non-U.S. Person (and, if at any time the Agent hereunder is a Non-U.S. Person, such Agent) agrees that it will, to the extent it is able to do so under applicable law and treaties,

          (i) within 30 days of the date of this Agreement (or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on or prior to the date on which the relevant transfer or assignment becomes effective) deliver to the Borrower (and, in the case of a Bank, to the Agent) such forms (including two duly executed originals of United States Internal Revenue Form 1001 or 4224 or any successor to the applicable form), properly and accurately completed, as are necessary to claim complete or partial (as the case may be) exemption from withholding of United States federal taxes; and

          (ii) deliver extensions or renewals of such forms on or before the date that any such form expires or becomes obsolete, and after the occurrence of any event requiring a change in the most recent form previously delivered by it, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Agent or Bank from duly completing and delivering any such form with respect to it and such Agent or Bank so advises the Borrower (and, in the case of a Bank, the Agent).

For purposes of the foregoing, a Non-U.S. Person means a Person that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized under the laws of the United States or any state thereof or
(iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source;

     SECTION 2.17.  Maximum Interest Rate.  (a) Nothing contained in this
                    ---------------------
Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

     (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

     (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate
                                 --------
amount by which interest paid for the account of any

Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.


                                  ARTICLE III

                           CONDITIONS TO BORROWINGS

     SECTION 3.01.  Initial Borrowing by the Borrower.  The obligation of each
                    ---------------------------------
Bank to make any Loan to be made by it as a part of the initial Borrowing by the Borrower hereunder is subject to the condition precedent that the Agent shall have received the following documents:

          (i) certified copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Board of Directors of the Borrower adopted in respect of the transactions contemplated hereby and such other documents as the Agent or the Required Banks may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

          (ii) a Certificate of Incumbency executed by the Secretary or an Assistant Secretary of the Borrower in substantially the form of Exhibit E hereto setting forth the name, title and specimen signature of each Authorized Officer or Authorized Representative of the Borrower (1) who has signed this Agreement on behalf of the Borrower, (2) who will sign the Notes on behalf of the Borrower or (3) who will, until replaced by another officer or representative duly authorized for that purpose, act as the representative of the Borrower for the purposes of signing documents and giving notices and other communications by the Borrower in connection with this Agreement and the transactions contemplated hereby;

          (iii) an opinion of the General Counsel or, in his absence, the Associate General Counsel-Corporate, of the Borrower, dated on or prior to the date of such initial Borrowing, with respect to the Borrower in substantially the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (iv) certified copies of the Cross-Indemnification Agreement and the Tax Sharing Agreement as originally executed and all amendments, modifications and waivers thereto;

          (v) a certificate signed by the President or any Vice President of the Borrower to the effect set forth in clauses (iii) and (iv) of Section 3.02;

          (vi) for the account of each Bank, a duly executed Note, dated on or before the date of such initial Borrowing, complying with the provisions of
     Section 2.05; and

          (vii) an opinion of Mayer, Brown and Platt, special counsel to the Agent, substantially in the form of Exhibit I hereto.

The certificate referred to in subclause (v) shall be dated no more than three Euro-Currency Business Days before the date of such initial Borrowing.

     SECTION 3.02.  Each Borrowing.  The obligation of each Bank to make each
                    --------------
Loan to be made by it as part of a Borrowing hereunder to the Borrower is subject to the further conditions precedent that:

          (i) the Agent shall have received a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

          (ii) the fact that, immediately after such Borrowing, the Dollar Amount of the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (iii) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

          (iv) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing as if made on and as of such date (except, in the case of a Refunding Borrowing, the representations and warranties set forth in clauses (d) and (e) of Section 4.01 as to any material adverse change or litigation, respectively, which has theretofore been disclosed in writing by the Borrower to the Banks).

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(ii), (iii) and (iv) of this Section.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrower.  The
                    ----------------------------------------------
Borrower represents and warrants to the Banks as follows:

          (a)(1) The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and
     (ii) either is qualified to do business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

          (2) The Borrower has all corporate power and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations as are necessary to carry on its business substantially as presently conducted except for such of the foregoing the absence of which would not, in the aggregate, subject the Borrower to any material liability or disability.

          (3) The execution, delivery and performance of the Bank Credit Documents, and borrowings thereunder by the Borrower, are within its corporate power and authority and have been duly authorized by all necessary corporate proceedings.

          (4) Neither such authorization nor the execution, delivery and performance by the Borrower of the Bank Credit Documents, nor any borrowing thereunder by the Borrower when made, will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental authority or of the Certificate of Incorporation or By-Laws of the Borrower or result in the violation or contravention of, or the acceleration of any obligation under, or cause the creation of any Lien on any of the properties of the Borrower pursuant to the provisions of, any indenture, agreement or other instrument to which it is a party or by which it is bound.

          (5) Assuming their due execution by the Banks and the Agent, each of this Agreement and the Other Agreement constitutes a legal, valid and binding agreement of the Borrower, and the Notes (both as defined hereunder and under the Other Agreement), when duly executed on behalf of the Borrower and delivered in accordance with this Agreement and the Other Agreement, will constitute legal, valid and binding obligations of the Borrower (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (b) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income and changes in financial position for the 12 months ended that date, certified by Coopers & Lybrand, copies of all of which have been delivered to the Banks, fairly present the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and changes in financial position for such fiscal year, in conformity with GAAP consistently applied.

          (c) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1997 and the related unaudited consolidated statements of income and changes in financial position for the fiscal quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (b) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal quarter (subject to normal year-end adjustments).

          (d) Except as disclosed in writing to the Banks prior to July 23, 1997, there has been no material adverse change since December 31, 1996 and prior to July 23, 1997, in the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          (e) Except as disclosed in writing to the Banks prior to July 23, 1997, there is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries in any court or before or by any arbitrator, governmental department, agency or instrumentality (i) which is likely to have a material adverse effect upon the Borrower's ability to pay and perform its obligations under the Bank Credit Documents in accordance with their respective terms or (ii) which in any manner draws into question the validity of any of the Bank Credit Documents.

          (f) No Default has occurred and is continuing.

          (g) No consent, authorization, order or approval of (or filing or registration with) any governmental commission, board or other regulatory authority (other than routine reporting requirements) is required for the execution, delivery and performance by the Borrower of any of the Bank Credit Documents or for borrowings thereunder by the Borrower.

          (h) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          (i) The Cross-Indemnification Agreement and the Tax Sharing Agreement, in the respective forms, with amendments, certified to the Banks pursuant to Section 3.01(iv), are in full force and effect in accordance with their respective terms except for (1) any amendments, modifications or waivers of the Tax Sharing Agreement which do not materially alter the rights and obligations of the Borrower thereunder which as a whole place the Borrower in the same (or more favorable) relative financial position with respect to the Parent which the Borrower would have been in if the Borrower were not consolidated with the Parent for purposes of filing federal, state or local or other income tax returns, (2) any amendments to the Cross-Indemnification Agreement for the purpose of placing the Borrower and the Parent in the same financial positions with respect to each other which they would have been in if the Borrower and the Parent were not members of the same ERISA Group, including the allocation of, and indemnification with respect to, assets and funded and unfunded liabilities among the Borrower, the Parent, Affiliates, Subsidiaries and their respective Plans in such manner as is fair and equitable to the Borrower and its Subsidiaries, (3) any amendments, modifications or waivers of the Cross-Indemnification Agreement or the Tax Sharing Agreement which do not, in the aggregate, materially reduce the rights of the Borrower thereunder against the Parent or materially increase the obligations of the Borrower thereunder to the Parent and (4) any other amendments, modifications or waivers of such instruments to which the Required Banks have consented. True and complete copies of all such amendments, modifications and waivers have been delivered to the Agent for each of the Banks. No amount that may be due under the Cross-Indemnification Agreement or the Tax Sharing Agreement from the Parent to the Borrower or to the Parent from the Borrower is delinquent, except such amount as the Borrower or the Parent may be contesting in good faith.

          (j) Each corporate Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for licenses, authorizations, consents or approvals the absence of which will not materially and adversely affect the business of the Borrower and its Consolidated Subsidiaries taken as a whole.

          (k) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (l) There are no Liens on any asset of the Borrower or any Subsidiary on July 23, 1997 which would have been prohibited if Section 5.02 of this Agreement had been in effect on the date the Borrower or such Subsidiary, as the case may be, acquired such asset.

          (m) Except as disclosed in writing to the Banks, the description of environmental matters affecting the Borrower and its Subsidiaries contained in each of the Borrower's reports delivered to the Banks pursuant to clause
     (ii) of Section 5.01(c) complied in all material respects as of the date of such report with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


                                   ARTICLE V

                                   COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01.  Certain Information to be Furnished by the Borrower.  The
                    ---------------------------------------------------
Borrower will deliver to each Bank:

          (a) as soon as available and in any event within 120 days after the end of each of its fiscal years, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP consistently applied and so certified by a nationally recognized firm of independent certified public accountants, provided, that the delivery requirement
                                   --------
     described in this paragraph (a) for any fiscal year shall be deemed to have been satisfied upon delivery by the Borrower to the Banks within 120 days after the end of such fiscal year of its Annual Report on Form 10-K for such fiscal year, as filed (with exhibits) with the Securities and Exchange Commission;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter, the related consolidated statement of income for such fiscal quarter and for the portion of the fiscal year ended with such quarter and the related consolidated statement of cash flows for the portion of the fiscal year ended with such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, provided, that the delivery requirement described in this paragraph (b) for
     --------
     any fiscal quarter shall be deemed to have been satisfied upon delivery by the Borrower to the Banks within 60 days after the end of such fiscal quarter of its Quarterly Report on Form 10-Q for such fiscal quarter, as filed (with exhibits) with the Securities and Exchange Commission;

          (c) promptly after the same are available, copies of all (i) financial statements, notices, reports and proxy materials sent to shareholders of the Borrower and (ii) regular and periodic reports filed by the Borrower with the Securities and Exchange Commission (or any governmental agency succeeding to the functions of such Commission);

          (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower signed by the Treasurer or other financial officer of the Borrower
     (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of
     Section 5.05 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default, and, if any such Default then exists, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto;

          (e) forthwith, if at any time any officer of the Borrower shall obtain knowledge of any Default, a certificate of the Treasurer or other financial officer specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto;

          (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

          (g) from time to time such further information regarding compliance with this Agreement or the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02.  Limitation on Liens.  Neither the Borrower nor any
                    -------------------
Subsidiary will issue, assume or guarantee any Debt secured by any Lien upon any asset of the Borrower or any Subsidiary or grant any Lien on any such asset to secure any such Debt without effectively providing that all of the Notes (together with, if the Borrower so determines, any other Debt then existing and any other Debt thereafter created ranking equally with the Notes) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. To the extent the following Liens would otherwise be prohibited by the foregoing provisions, the foregoing provisions shall not apply to:

          (a) Liens on any asset of a corporation existing at the time it becomes a Subsidiary of the Borrower or at the time it is merged into or consolidated with the Borrower or a Subsidiary and not created in contemplation of such event;

          (b) Liens on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

          (c) Liens on any property to secure all or part of the cost of construction or improvements thereon or Debt incurred to provide funds for any such purpose in a principal amount not exceeding the cost of such construction or improvements;

          (d) Liens which secure only Debt owing by a Subsidiary to the Borrower or another Subsidiary;

          (e) Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt payable to the foregoing incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien, including, without limitation, Liens to secure Debt in respect of any pollution control, industrial revenue bond or other similar type of financing;

          (f) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

          (g) mechanics', suppliers', materialmen's and similar Liens arising in the ordinary course of business securing Debt which is not overdue or is being contested by the Borrower in good faith by appropriate action, promptly initiated and diligently conducted and in connection with which adequate reserves are being maintained;

          (h) Liens securing obligations of the Borrower or any Subsidiary to pay the deferred purchase price of services not exceeding in the aggregate $10,000,000;

          (i) the Lien of any judgment or attachment in respect of any Debt, so long as (1) the Borrower in good faith by appropriate action, promptly initiated and diligently conducted, shall contest or cause to be contested the validity, amount, extent or application thereof and (2) such action shall operate to prevent the sale or foreclosure (or the posting of notices preparatory to any sale or foreclosure) of any part of any asset to satisfy such Lien prior to a final determination of such action;

          (j) Liens for taxes not delinquent or being contested in good faith based on the advice of counsel that such contest is meritorious and by appropriate proceedings and for which reserves adequate under GAAP are being maintained; and

          (k) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) to (h) inclusive or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed
     --------
     the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property);

provided that the Borrower and any one or more Subsidiaries may issue, assume or
--------
guarantee Debt secured by Liens which would otherwise be subject to the foregoing restrictions or grant any such Lien to secure any such Debt in an aggregate principal amount which, together with the aggregate outstanding principal amount of all Debt of the Borrower and the Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) to (g) inclusive above) and the aggregate Value of the Sale and Lease-Back Transactions (as such terms are defined in Section
5.03 hereof) in existence at such time (not including Sale and Lease-Back Transactions as to which the Borrower has complied with Section 5.03(b) hereof) does not at any one time exceed 15% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries.

     SECTION 5.03.  Limitation on Sale and Lease-Back.  Neither the Borrower nor
                    ---------------------------------
any Subsidiary will enter into any arrangement with any Person (other than the Borrower or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Borrower or a Subsidiary for a period of more than three years of any property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any Person (other than the Borrower or a Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property (in this Section and in Section 5.02 hereof called a "Sale and Lease-Back Transaction") unless either:

          (a) the Borrower or such Subsidiary would be entitled, pursuant to the provisions of Section 5.02 hereof, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Notes; or

          (b) the Borrower (and in any such case the Borrower covenants and agrees that it will do so) during or immediately after the expiration of four months after the effective date of such Sale and Lease-Back Transaction (whether made by the Borrower or a Subsidiary) applies to the voluntary retirement of Debt of the Borrower ranking at least pari passu with the Notes an amount equal to the Value of such Sale and Lease-Back Transaction, less the principal amount of such Debt of the Borrower voluntarily retired by the Borrower within such four-month period, excluding retirements of such Debt as a result of conversions or pursuant to mandatory sinking fund or repayment provisions or (other than in the case of commercial paper) by payment at maturity.

For purposes of Section 5.02 hereof and this Section, the term "Value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Borrower of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     SECTION 5.04.  Consolidation, Merger, Disposition of Assets.  The Borrower
                    --------------------------------------------
will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of its assets (whether in a single transaction or in a series of related transactions) to any other Person; provided that the Borrower may merge with another Person if (A) the
        --------
Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing; and provided further that the Borrower may consolidate or merge with or into the
    -------- -------
Parent if (A) the Parent theretofore expressly assumes the obligations of the Borrower hereunder and under the Notes by an instrument satisfactory in form and substance to the Required Banks and (B) immediately after giving effect to such consolidation or merger and such assumption, no Default shall have occurred and be continuing; and provided further that the Borrower may (A) sell its inventory
                   -------- -------
in the ordinary course of business and (B) sell, lease or otherwise transfer such of its assets (including all or any portion of the stock of any Subsidiary) on an arms-length basis to an Internally-Funded Subsidiary. The Borrower will not permit any Subsidiary which constitutes a substantial part of its assets to consolidate or merge with or into, or transfer all or substantially all of its assets (whether in a single transaction or in a series of related transactions) to, any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

For purposes of this Section, "substantial part of its assets" means assets (including Subsidiaries or other Persons and valued at the higher of book or fair market value) (y) representing more than 25% of the consolidated assets of the Borrower and its Subsidiaries as reflected in the then most recent consolidated annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(a) or (z) responsible for more than 25% of the consolidated net revenues or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in the preceding clause (y). Notwithstanding the foregoing, the Banks will not unreasonably withhold their consent to any sale, lease or other transfer of assets by the Borrower or any of its Subsidiaries.

     SECTION 5.05.  Minimum Consolidated Net Worth.  Consolidated Net Worth will
                    ------------------------------
at no time be less than $1,500,000,000.

     SECTION 5.06.  Transactions with Affiliates.  The Borrower will not, and
                    ----------------------------
will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, Guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section
           --------  -------
shall not prohibit (a) the Borrower from declaring or paying any lawful dividend to, or repurchasing its common stock from, any Affiliate so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Borrower or any Subsidiary (1) from making sales to or purchases from or leasing from any Affiliate and, in connection therewith, extending credit or making payments, or (2) from making payments for services rendered by any Affiliate or
(3) from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if such sales, purchases or leases are made or such services are rendered or the Borrower or such Subsidiary participates in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and, in the aggregate during each fiscal year of the Borrower, the terms and conditions of all such sales, purchases, leases, rendered services and participations are not materially less favorable to the similar transactions with Persons who are not Affiliates and (c) the Borrower or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate.

     SECTION 5.07.  Use of Proceeds.  The proceeds of the Loans made under this
                    ---------------
Agreement will be used for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.


                                  ARTICLE VI

                                    DEFAULTS

     SECTION 6.01. Defaults.  If one or more of the following events (herein
                   --------
called "Events of Default") shall occur and be continuing:

          (a) Non-Payment:  the Borrower shall default in the payment when due
              -----------
     of any principal of any Loan or shall default in the payment within five days of the due date thereof of any interest on any Loan or any other amount payable hereunder;

          (b) Certain Covenant Violations:  the Borrower shall fail to perform
              ---------------------------
     or observe any covenant or agreement to be performed or observed by it contained in Sections 5.02 to 5.05, inclusive, or Section 5.07;

          (c) Certain Other Covenants:  the Borrower shall fail to perform or
              -----------------------
     observe any covenant or agreement to be performed by it contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days (less, in the case of any failure to observe or perform Section 5.01(e), the number of days elapsed from the date an officer of the Borrower obtained knowledge of any Default to the date the Borrower delivered notice thereof to the Banks) after written notice of such failure is given to the Borrower by the Agent at the request of any Bank;

          (d) Misrepresentation:  the Borrower shall have made or be deemed to
              -----------------
     have made pursuant to this Agreement any representation or warranty in or pursuant to this Agreement, or in any certificate, financial statement or other document delivered pursuant hereto, which shall prove to have been incorrect in any material respect when made or deemed made;

          (e) Default With Respect to Other Borrowed Funds:  the Borrower or any
              --------------------------------------------
     Subsidiary shall fail to repay any Borrowed Funds (other than the Loans) payable or guaranteed by it, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Borrowed Funds or guarantee thereof, or any event or condition shall occur which results in the acceleration of the maturity of any Borrowed Funds (or guarantee thereof) of the Borrower or any Subsidiary; provided that (i) the
                                                           --------
     aggregate amount of such Borrowed Funds payable or guaranteed, including any interest or premium thereon, shall exceed $50,000,000 (or the Equivalent Amount thereof) and (ii) there shall be excluded for purposes of the foregoing any such Borrowed Funds (A) owed to any department, agency, instrumentality or political subdivision of the United States of America or any state thereof in respect of any pollution control, industrial revenue bond or other similar type of financing, so long as the obligation of the Borrower or any Subsidiary to pay or guarantee such Borrowed Funds is being contested in good faith or (B) owed to the Borrower by any Subsidiary or owed by the Borrower to any Subsidiary;

          (f) Voluntary Bankruptcy:  the Borrower, any Material Subsidiary or
              --------------------
     any two or more Subsidiaries which, if combined, would constitute a Material Subsidiary, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) Involuntary Bankruptcy:  an involuntary case or other proceeding
              ----------------------
     shall be commenced against the Borrower, any Material Subsidiary or any two or more Subsidiaries which, if combined, would constitute a Material Subsidiary, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any Material Subsidiary or any two or more Subsidiaries which, if combined, would constitute a Material Subsidiary, under the federal bankruptcy laws as now or hereafter in effect;

          (h) Termination of Plan:  any member of the ERISA Group shall fail to
              -------------------
     pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000; or

          (i) Judgment Default:  a final, non-appealable judgment or order
              ----------------
     enforceable by the courts of the United States or the United Kingdom or any other European Community country for the payment of money in excess of $50,000,000 (or the Equivalent Amount thereof) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied for a period of 30 days;

then, and in every such event, the Agent shall (i) if requested by Banks having at least 66-2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and/or
(ii) if requested by Banks holding Notes evidencing at least 66-2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the full unpaid principal of and accrued interest on the Loans and the Notes and all other amounts payable hereunder to be immediately due and payable, whereupon the Commitments shall terminate and the Loans and the Notes and such other amounts shall be immediately due and payable, without further notice, presentment, demand, protest or other formality of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of
                                  --------
an event referred to in clause (f) or (g) above, the Commitments shall automatically terminate and the full unpaid principal of and accrued interest on the Loans and Notes and all other amounts payable hereunder shall automatically become immediately due and payable, without notice, presentment, demand, protest or other formality of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 6.02.  Notice of Default.  The Agent shall give notice to the
                    -----------------
Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

     SECTION 7.01.  Appointment and Authorization.  Each Bank irrevocably
                    -----------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

     SECTION 7.02.  Agent and Affiliates.  The First National Bank of Chicago
                    --------------------
shall have the same rights and powers under this Agreement and its Notes as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and The First National Bank of Chicago and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or any Affiliate as if it were not the Agent hereunder.

     SECTION 7.03.  Action by Agent.  The obligations of the Agent hereunder are
                    ---------------
only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     SECTION 7.04.  Employment and Reliance on Agents and Counsel.  The Agent
                    ---------------------------------------------
may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. In addition, the Agent may consult with legal counsel (who may be employees of the Agent or counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05.  Liability of Agent.  Neither the Agent, the Arranger, nor
                    ------------------
any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent, the Arranger, nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Neither the Agent nor the Arranger shall incur any liability by acting in reliance upon any Note, notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

     SECTION 7.06.  Reimbursement and Indemnification.  The Banks agree to
                    ---------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent (for clarity, in its capacity as Agent, not as a Bank) is entitled to reimbursement by the Borrower under this Agreement, (ii) for any other expenses incurred by the Agent on behalf of the Banks, in connection with the administration and enforcement of this Agreement and the Notes and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     SECTION 7.07.  Credit Decision.  Each Bank acknowledges that it has,
                    ---------------
independently and without reliance upon the Agent, the Arranger or any other Bank, and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08.  Successor Agent.  The Agent may resign at any time by giving
                    ---------------
written notice thereto to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent who has been approved by the Borrower (such approval not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. The successor Agent shall be (i) a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000 and (ii) a Bank, unless the Borrower consents to the successor Agent not being a Bank, which consent may not be unreasonably withheld or delayed. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, it shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. Each successor Agent shall notify promptly the Borrower of its appointment as Agent hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09.  Co-Agents.  None of the Banks identified on the signature
                    ---------
pages of this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks identified as Co-Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

     SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.
                    --------------------------------------------------------
(a) If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (other than a Money Market Rate Loan):

          (1) the Agent is advised by the Reference Banks that deposits in the applicable currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (2) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Currency Loans or Money Market LIBOR Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist: (A) the New York Interbank Offered Rate shall replace the London Interbank Offered Rate for purposes of interest rate determinations hereunder for Euro-Currency Borrowings and Money Market LIBOR Borrowings for such Interest Period (and all references herein to the London interbank market and the London Interbank Offered Rate for such purposes shall, unless the context otherwise requires, be deemed to be references to the New York interbank market and the New York Interbank Offered Rate, respectively), as the case may be, and (B) unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date or that it elects to borrow in another currency such that clause (1) or (2) above is not applicable thereto,

          (i) if such Fixed Rate Borrowing is a Euro-Currency Borrowing, the interest rate for such Euro-Currency Borrowing shall be determined on the basis of the New York Interbank Offered Rate if all of the procedures set forth herein for a Euro-Currency Borrowing on such basis (including the required notice to the Banks) can be complied with at such time or, if clause (1) or (2) of this subsection is applicable to the New York Interbank Offered Rate at such time, such Euro-Currency Borrowing shall instead be made as a Base Rate Borrowing; provided that, if such Euro-
                                               --------
     Currency Borrowing was to be denominated in a currency other than Dollars, the principal amount of the Base Rate Borrowing shall be the Dollar Amount of the principal amount of such Euro-Currency Borrowing, and

          (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the interest rate for such Money Market LIBOR Borrowing shall be determined on the basis of the New York Interbank Offered Rate if all of the procedures set forth herein for a Money Market LIBOR Borrowing on such basis (including the required notice to the Banks) can be complied with at such time or, if clause (1) or (2) of this subsection is applicable to the New York Interbank Offered Rate at such time, the Money Market LIBOR Loans comprising such Borrowing shall be made in Dollars in a principal amount equal to the Dollar Amount of the principal amount of such Money Market LIBOR Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     (b) If clause (1) or (2) of subsection (a) of this Section becomes applicable when the New York Interbank Offered Rate has replaced the London Interbank Offered Rate hereunder, then the Agent shall give notice to the Borrower of such condition and the Borrower and the Agent (in consultation with the Banks) shall promptly enter into negotiations in good faith with a view to agreeing upon an alternative basis (a "Substitute Basis") acceptable to the Borrower and the Banks for determining the interest rate which shall be applicable to the affected Euro-Currency Borrowings or Money Market LIBOR Borrowings, which rate shall reflect the cost to the Banks of maintaining such Euro-Currency Borrowings plus the applicable Syndicated Margin or maintaining such Money Market LIBOR Loans plus any applicable Money Market Margin, as the case may be. If, prior to the expiration of 20 days from the date of such notice by the Agent, the Borrower and the Banks shall agree upon a Substitute Basis, interest on such Euro-Currency Borrowings or Money Market LIBOR Borrowings for the affected Interest Periods commencing during the period beginning two Euro-Currency Business Days after the date of such notice and ending on the date three Euro-Currency Business Days after the Agent notifies the Borrower and the Banks that the condition specified in clause
(1) or (2) of subsection (a) of this Section has ceased to be in effect shall be determined on such Substitute Basis. If no such agreement has been reached by the expiration of such 20-day period, the Agent shall so notify the Banks and each Bank shall, within ten days after the date of such notice, notify the Borrower (through the Agent) of the rate (or the basis of determining the rate) at which it is prepared to maintain such Euro-Currency Borrowings or Money Market LIBOR Borrowings held by it hereunder for the affected Interest Periods (which rate shall reflect the cost to such Bank of maintaining such Borrowings plus the applicable Syndicated Margin or plus any applicable positive Money Market Margin, as the case may be) and such rate (or basis) shall be applicable to such Euro-Currency Borrowings or Money Market LIBOR Borrowings, as the case may be, held by it for the affected Interest Periods applicable thereto referred to in the preceding sentence. The Agent shall determine the total amount of interest payable by the Borrower on each date for the payment of interest hereunder determined in accordance with this subsection (b) (to the extent it has received the necessary information from the Banks) and notify the Borrower of such total amount (provided that no Bank's right to receive any interest payable to it hereunder shall be impaired by its failure to provide such information to the Agent). The Borrower shall have the right at any time to suspend the obligation of each Bank notifying a rate (or basis) pursuant to the second preceding sentence of this subsection to make Euro-Currency Loans.

     SECTION 8.02.  Illegality.  If, after July 23, 1997, the adoption of any
                    ----------
applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise materially disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such affected Euro-Currency Loan, together with accrued interest thereon. Concurrently with prepaying each such affected Euro-Currency Loan, the Borrower shall borrow a Base Rate Loan (or, subject to Section 2.03 and the willingness of such Bank in its own discretion to submit a Money Market Quote, a Money Market Rate Loan) from such Bank in a principal amount equal to the Dollar Amount of the principal amount of such affected Euro-Currency Loan for an Interest Period coincident with the remaining term of the Interest Period applicable to such affected Euro-Currency Loan, and such Bank shall make such a Base Rate Loan.

     SECTION 8.03.  Increased Cost and Reduced Return.  (a) If on or after (x)
                    ---------------------------------
July 23, 1997, in the case of any Syndicated Loan or any obligation to make Syndicated Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Euro-Currency Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Euro-Currency Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located) or

          (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Currency Loan or Money Market LIBOR Loan any such requirement included in an applicable Euro-Currency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Euro-Currency Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank (without duplication of amounts otherwise payable hereunder) such additional amount or amounts as will compensate such Bank for such increased cost or reduction with respect to such affected Fixed Rate Loan or such affected sum.

     (b) If any Bank shall have reasonably determined that, after July 23, 1997, the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or has had the effect of reducing the rate of return on the capital of such Bank (or its parent) as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank (without duplication of amounts otherwise payable hereunder) such additional amount or amounts as will compensate such Bank (or its parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after July 23, 1997, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail a reasonable basis therefor, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall have no obligation to make any payment under this Section 8.03 to the extent that such payment would not have been required (i) if such Bank's representation and warranty in Section 2.16(f) had been accurate, or (ii) if such Bank had complied with its obligations under Section 2.16(g).

     SECTION 8.04.  Substitute Loans.  If (i) the obligation of any Bank to make
                    ----------------
Euro-Currency Loans has been suspended pursuant to Section 8.01(b) or 8.02 or
(ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans denominated in Dollars which would otherwise be made by such Bank as Euro-Currency Loans shall be made instead as Base Rate Loans,

          (b) all Loans denominated in a currency other than Dollars which would otherwise be made by such Bank as Euro-Currency Loans shall be made instead as Base Rate Loans in Dollars in a principal amount equal to the Dollar Amount of the principal amount of such Euro-Currency Loans, and

          (c) after each of its Euro-Currency Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall instead be applied to repay its Loans made pursuant to
     Section 8.02 or clauses (a) or (b) above.

     SECTION 8.05.  Certain Reserve Compensation.  Each Bank may require the
                    ----------------------------
Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Borrowings of the Borrower, additional interest on the related Euro-Currency Loan of such Bank at a rate per annum equal to the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the rate specified in clause (i)(A). In addition, each

Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Borrowings of the Borrower which are denominated in pounds sterling, additional interest on the related Euro-Currency Loan of such Bank at the percentage calculated from time to time by such Bank to be the percentage required to fully compensate such Bank for all reserve costs, liabilities, expenses and assessments which have been incurred by such Bank (or its Applicable Lending Office) in complying with any and all requirements of any relevant United Kingdom banking authority or authorities applicable to such Bank (or its Applicable Lending Office) regarding the making, funding or maintaining of such Euro-Currency Loan (including, without limitation, any and all liquid asset maintenance requirements of the Bank of England). A certificate of any Bank claiming compensation under the preceding sentence, setting forth the additional interest to be paid to it thereunder and setting forth in reasonable detail a reasonable basis therefor, shall be conclusive in the absence of manifest error, and in determining the amount of such interest, such Bank may use any reasonable averaging and attribution methods.

     Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable in the currency of such Loan to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Euro-Currency Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Currency Business Days prior to each date on which interest is payable on such Euro-Currency Loans of the amount (and currency thereof) then due it under this Section.

     SECTION 8.06.  Substitution of Bank.  If (i) the obligation of any Bank to
                    --------------------
make Euro-Currency Loans has been suspended pursuant to either Section 8.01(b) or Section 8.02 of either this Agreement or the Other Agreement or (ii) any Bank has demanded compensation under any of Sections 2.16, 8.03 or 8.05 of either this Agreement or the Other Agreement, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase and assume all of the rights and obligations of such Bank under this Agreement, the Other Agreement and such Bank's "Notes" (as defined in both this Agreement and the Other Agreement), all in accordance with the provisions of Section 9.07(c) of this Agreement and Section 9.07(c) of the Other Agreement and subject to such Bank receiving payment in full of all amounts owing to it under this Agreement, the Other Agreement, and its "Notes" (as defined in both this Agreement and the Other Agreement).


                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01.  Notices.  All notices and other communications provided for
                    -------
herein shall be in writing (including bank wire, telex, facsimile transmission, telegraph or similar writing) and shall be given to the intended recipient: (x) in the case of the Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or telecopy number as shall be designated by such party in a notice to the Borrower and the Agent. All notices and other communications shall be effective (i) if given by telex or facsimile transmission, when transmitted to the telex or telecopy number specified in this Section (and, in the case of telex, when the appropriate answerback is received), (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
                                       --------
Article II or VIII hereof shall not be effective until received.

     SECTION 9.02.  No Waiver.  No failure on the part of the Agent or any Bank
                    ---------
to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.03.  GOVERNING LAW.  THIS AGREEMENT, THE NOTES AND THE REQUESTS,
                    -------------
INVITATIONS AND OFFERS PROVIDED FOR IN SECTION 2.03 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

     SECTION 9.04.  Expenses and Indemnification.  The Borrower agrees to pay,
                    ----------------------------
or reimburse each of the Agent and the Arranger for paying, all reasonable costs and out-of-pocket expenses incurred or paid by each of the Agent and the Arranger in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the Notes and the making of the Borrowings hereunder (including the reasonable fees, time charges and expenses of in-house or outside counsel to the Agent and the Arranger). The Borrower agrees to pay, or reimburse the Agent and the Banks for paying, all reasonable fees, time charges and expenses of in-house counsel to the Agent and such outside counsel, if any, as shall have been retained by the Agent or the Required Banks on behalf of the Banks, in connection with the amendment, modification, consent or waiver of any of the terms of this Agreement or any of the Notes. The Borrower agrees to pay, or reimburse the Agent and the Banks for paying, all reasonable costs, internal charges and out-of-pocket expenses (including the reasonable fees, time charges and expenses of in-house or outside counsel to the Agent or any Bank) paid or incurred by the Agent or any Bank in connection with the enforcement of this Agreement or any Note and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     The Borrower hereby agrees to indemnify the Agent, the Arranger and each Bank (and their respective directors, officers and employees) from and hold each of them harmless against any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the Notes, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Borrowing, except to the extent any of the foregoing arises from the gross negligence or willful misconduct of the Person seeking indemnification. If and to the extent that the foregoing indemnification is unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of such losses, liabilities, claims, damages or expenses which is permissible under applicable law. The obligations of the Borrower under this Section 9.04 shall survive the termination of this Agreement.

     SECTION 9.05.  Amendments, Etc.  Any provision of this Agreement or the
                    ---------------
Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that the
                                                            --------
Agent may, with the consent of the Borrower (which shall not be unreasonably withheld), specify by notice to the Banks modifications in the procedures set forth in Section 2.03; and provided further that no such amendment, waiver or
                           -------- -------
modification shall, unless signed by all the Banks, (i) increase or extend the Commitment of any Bank or subject any Bank to any additional obligation (except for increases to the Commitment of any Bank pursuant to Section 8.06 to which such Bank has agreed in writing), (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder or change the currency of payment thereof, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the definition of "Required Banks", amend this Section 9.05, or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (v) change Section 9.11 or any provision providing for the equal or ratable treatment of the Banks.

     SECTION 9.06.  Counterparts; Effectiveness; Termination of Existing Credit
                    -----------------------------------------------------------
Agreement. This Agreement may be executed in any number of counterparts, all of
---------
which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when (a) the Agent shall have received counterparts hereof signed by the Borrower, each Bank listed on the signature pages hereof and the Agent, and (b) all of the Borrower's obligations under the Existing Credit Agreement shall have been satisfied (except for any obligations under Article VIII, Section 2.16 and Section 9.04 therein). Each Bank that is a party to the Existing Credit Agreement acknowledges and agrees that, notwithstanding anything to the contrary therein, upon the effectiveness of this Agreement, the commitments of the banks under the Existing Credit Agreement to make loans thereunder shall be automatically terminated and any notice requirements in respect of such termination or in respect of any prepayment of loans thereunder shall be waived. The Agent shall notify the Borrower and the Banks of the effectiveness of this Agreement by delivery of a notice in the form of Exhibit H hereto.

     SECTION 9.07.  Successors and Assigns.  (a)  The provisions of this
                    ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks and the Agent.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided
                                                                      --------
that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.13, 2.15, 2.16, 9.04 and
Article VIII to the extent of its participating interest and with such benefits to be determined as if the related Bank had not granted such participation. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) With (and subject to) the written consent of the Borrower and the Agent (such consents not to be unreasonably withheld and, in the case of an assignment to an Affiliate, not to be required), any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank; provided, that simultaneously with each such assignment, the transferor Bank shall assign to the same Assignee the same proportionate share of all of its rights and obligations, if any, under the Other Agreement in accordance with the provisions of Section 9.07(c) of the Other Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment under this Agreement, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment equal to $1,500.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank (without any requirement to obtain the consent of the Borrower or the Agent thereto). No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.05 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is (i) made with the Borrower's prior written consent or
(ii) made to either (y) a Bank already party to this Agreement at the time of such assignment or (z) an affiliate of the transferor Bank.

     (f) If any Reference Bank assigns all of its rights and obligations under this Agreement and its Notes to an unaffiliated institution, the Agent shall, in consultation with the Borrower and with the consent of the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

     SECTION 9.08.  Survival.  The obligations of the Borrower under Article
                    --------
VIII and Sections 2.16 and 9.04 shall survive the repayment of the Loans and the termination of the Commitments.

     SECTION 9.09.  Acknowledgement.  The Borrower acknowledges that the Banks
                    ---------------
have entered into this Agreement in reliance on the Borrower's assurance that it does not intend to use the proceeds of any Borrowings hereunder in a manner which would violate any applicable law or governmental rule or regulation.

     SECTION 9.10.  Headings.  The Table of Contents and Article and Section
                    --------
headings used herein shall not affect the interpretation of any provision of this Agreement.

     SECTION 9.11.  Sharing of Setoffs.  Each Bank agrees that, if it shall, by
                    ------------------
exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank (other than disproportionate payments to any Bank provided for by this Agreement), the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that
                                                               --------
nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount recovered thereby to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.12.  Collateral.  Each of the Banks represents to the Agent and
                    ----------
each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.13.  Consent to Jurisdiction.  (a)  The Borrower irrevocably
                    -----------------------
submits to the jurisdiction of any federal or Illinois state court sitting in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement or any Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Borrower and may be enforced in any federal or Illinois state court sitting in Chicago, Illinois (or any other courts to the jurisdiction of which the Borrower is or may be subject) by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in subsection (b) of this Section or as otherwise permitted by law.

     (b) Service of Process.  The Borrower hereby consents to process being
         ------------------
served in any suit, action or proceeding referred to in the first sentence of subsection (a) of this Section in any federal or Illinois state court sitting in Chicago, Illinois by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the Borrower at its address specified in Section 9.01 or to any other address of which the Borrower shall have given written notice to the Agent. The Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in any such suit, action or proceeding brought by the Agent or any Bank. The Borrower agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Borrower.

     (c) No Limitation on Service or Suit.  Nothing in this Article shall affect
         --------------------------------
the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against the Borrower in the courts of the jurisdiction of the Bank's Applicable Lending Office or the courts of any jurisdiction or jurisdictions in which the Borrower has any assets.

     SECTION 9.14.  Waiver of Jury Trial.  THE AGENT, THE BANKS AND THE BORROWER
                    --------------------
HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER BANK CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE BANKS, OR THE BORROWER.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         THE BORROWER

                         ARCO CHEMICAL COMPANY


                         By /s/ R.Remick
                           ------------------------------------
                                Ronald R. Remick
                                Vice President and Treasurer

                                Address for Notices:

                                3801 West Chester Pike
                                Newtown Square, Pennsylvania  19073
                                Attn: Assistant Treasurer

                                Telex No.: 99-0756
                                       (answerback ARCO CHEM NS1)
                                Telephone No.: 610-359-3362
                                Telecopier No.: 610-359-3322

                         THE AGENT

                         THE FIRST NATIONAL BANK OF CHICAGO

                         By   /s/ George R.Schanz
                              ----------------------------------
                                  GEORGE R. SCHANZ
                              ----------------------------------
                         Title    VICE PRESIDENT
                              ----------------------------------

                              Address for Notices:

                              The First National Bank of Chicago
                              One First National Plaza
                              Chicago, Illinois  60670
                              Attention:  William P. Laird
                              Mail Suite 0634
                              Telex No.: 4330253 (answerback FNBCUI)
                              Telephone No.: 312-732-5635
                              Telecopier No.: 312-732-4840

                              cc: W. Walter Green, III
                              Mail Suite 0363
                              Telex No.: 4330253 (answerback FNBCUI)
                              Telephone No.: 312-732-7235
                              Telecopier No.: 312-732-3055


                         THE BANKS

Commitment
----------

$33,000,000.00           THE FIRST NATIONAL BANK OF CHICAGO,
                             as a Bank


                         By  /s/ George R. Schanz
                            ------------------------------------
                                 GEORGE R. SCHANZ
                               ---------------------------------
                         Title   VICE PRESIDENT
                               ---------------------------------

Commitment
----------

$30,000,000.00           BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION,
                             as a Co-Agent and a Bank


                         By    [SIGNATURE APPEARS HERE]
                            -----------------------------------
                         Title Vice President
                               --------------------------------

Commitment
----------

$30,000,000.00           THE CHASE MANHATTAN BANK,
                             as a Co-Agent and a Bank


                         By    /s/ Robert T. Sacks
                               -----------------------------------
                                   ROBERT T. SACKS
                               -----------------------------------
                         Title     MANAGING DIRECTOR
                               -----------------------------------

Commitment
----------

$30,000,000.00           DEUTSCHE BANK AG, NEW YORK AND/OR
                             CAYMAN ISLANDS BRANCHES,
                             as a Co-Agent and a Bank


                         By  /s/ Jean M.Hannigan   Ralf Hoffmann
                            ------------------------------------
                                 JEAN M. HANNIGAN  RALF HOFFMANN
                                --------------------------------
                         Title   VICE PRESIDENT   VICE PRESIDENT
                                ---------------------------------

Commitment
----------

$21,000,000.00           BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                             as a Bank


                         By  /s/ M.R. Marron
                            ----------------------------------
                                 M.R. MARRON
                               -------------------------------
                         Title   VICE PRESIDENT
                               -------------------------------

Commitment
----------

$21,000,000.00           CREDIT LYONNAIS NEW YORK BRANCH, as a Bank


                         By  /s/ Pascal Poupelle
                            ----------------------------------
                                 PASCAL POUPELLE
                               -------------------------------
                         Title   EXECUTIVE VICE PRESIDENT
                               -------------------------------

Commitment
----------

$21,000,000.00           CORESTATES BANK, N.A. as a Bank


                         By    [SIGNATURE APPEARS HERE]
                            ----------------------------------
                         Title VICE PRESIDENT
                               -------------------------------

Commitment
----------

$21,000,000.00           MARINE MIDLAND BANK, as a Bank


                         By   /s/ William M. Holland
                              ---------------------------------
                                  WILLIAM M. HOLLAND
                              ---------------------------------
                         Title VICE PRESIDENT
                               --------------------------------

Commitment
----------

$21,000,000.00           WACHOVIA BANK, N.A.,
                             as a Bank


                         By /s/ Adam T. Ogburn
                            ----------------------------------
                                ADAM T. OGBURN
                            ----------------------------------
                         Title  VICE PRESIDENT
                               -------------------------------

Commitment
----------

$9,000,000.00            THE BANK OF NEW YORK, as a Bank


                         By  /s/ John W. Hall
                             ------------------------------
                                 JOHN W. HALL
                             ------------------------------
                         Title   VICE PRESIDENT
                             ------------------------------

Commitment
----------

$9,000,000.00            THE BANK OF NOVA SCOTIA, as a Bank


                         By  /s/ J. Alan Edwards
                             --------------------------------
                                 J. ALAN EDWARDS
                             --------------------------------
                         Title   AUTHORIZED SIGNATORY
                             --------------------------------

Commitment
----------

$9,000,000.00            CITIBANK, N.A., as a Bank


                         By  /s/ Rufus Beldam
                             ----------------------------------
                                 RUFUS BELDAM
                             ----------------------------------
                         Title   MANAGING DIRECTOR
                                 399 Park/4th FL./Zn.4
                                 (212) 559-1605
                             ----------------------------------

Commitment
----------

$9,000,000.00            THE DAI-ICHI KANGYO BANK, LTD., LOS
                            ANGELES AGENCY, as a Bank


                         By  /s/ Masatsugu Morishita
                             ---------------------------------
                                 MASATSUGU MORISHITA
                             ---------------------------------
                         Title   SR. VICE PRESIDENT
                                 JOINT GENERAL MANAGER
                             ---------------------------------

Commitment
----------

$9,000,000.00            FIRST UNION NATIONAL BANK, as a Bank


                         By     [SIGNATURE APPEARS HERE]
                            ----------------------------------
                         Title  Senior Vice President
                               -------------------------------

Commitment
----------

$9,000,000.00            FUJI BANK, LTD., as a Bank


                         By     [SIGNATURE APPEARS HERE]
                            ----------------------------------
                         Title  SeniorVice President
                               -------------------------------

Commitment
----------

$9,000,000.00            MELLON BANK, N.A., as a Bank


                         By  /s/ John K. Walsh
                             ----------------------------------
                                 JOHN K. WALSH
                               -------------------------------
                         Title   Vice President
                               -------------------------------

Commitment
----------

$9,000,000.00            THE SAKURA BANK, LTD., as a Bank


                         By  /s/ Yasumasa Kikuchi
                             ----------------------------------
                                 YASUMASA KIKUCHI
                             ----------------------------------
                         Title   Senior Vice President
                             ----------------------------------

                                  SCHEDULE I

                  Euro-Currency Payment Offices of the Agent


Currency                                Euro-Currency Payment Office
--------                                ----------------------------


Dollars                                 The First National Bank of Chicago
                                        Chicago Office
                                        Account No.: 7521-7653
                                        Ref.: ARCO Chemical


Deutsche Marks                 To:      Swiss Bank Corp.
                                        Frankfurt, Germany

                               For:     The First National Bank of Chicago
                                        Chicago Office
                                        Account No.: 103350.50.00
                                        Ref.: ARCO Chemical


Dutch Guilders                 To:      Rabobank Nederland, N.V.
                                        Utrecht, Netherlands

                               For:     The First National Bank of Chicago
                                        Chicago Office
                                        Account No.: 3908.02.042
                                        Ref.: ARCO Chemical


French Francs                  To:      Credit Commercial De France
                                        Paris, France

                               For:     The First National Bank of Chicago
                                        Chicago Office
                                        Account No.: 020350699000
                                        Ref.: ARCO Chemical



Japanese Yen                   To:      Bank of Tokyo

                                        Tokyo, Japan

                               For:     The First National Bank of Chicago
                                        Chicago Office
                                        Account No.: 6530422606
                                        Ref.: ARCO Chemical


Pounds Sterling                To:      Midland Bank, PLC
                                        London, England

                               For:     The First National Bank of Chicago
                                        Chicago Office
                                        Account No.: 00472803
                                        Ref.: ARCO Chemical

                                   EXHIBIT A
                                   ---------

                                     NOTE

                                                        Chicago, Illinois
                                                        July 23, 1997

   For value received, ARCO CHEMICAL COMPANY, a Delaware corporation (the
"Borrower"), promises to pay to the order of                    (the "Bank"),
for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the main office of The First National Bank of Chicago, as Agent, in Chicago Illinois or (ii) if in any other currency, in such funds as may then be customary for the settlement of international transactions in such other currency at the place specified for payment thereof pursuant to the Credit Agreement.

   All Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided
                                                                    --------
that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

   This note is one of the Notes referred to in Credit Agreement B dated as of July 23, 1997 among ARCO Chemical Company, the banks listed on the signature pages thereof and The First National Bank of Chicago, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                 ARCO CHEMICAL COMPANY

                                 By:_______________________
                                 Title:______________

                        LOANS AND PAYMENTS OF PRINCIPAL


                   Currency and           Amount of
         Type of    Amount of             Principal    Maturity  Notation
Date     Loan           Loan       Repaid      Date    Made by
----     -------   ------------  ----------  --------  --------

                                   EXHIBIT B
                                   ---------

                             FORM OF MONEY MARKET
                                 QUOTE REQUEST

                                                             [Date]

TO:   The First National Bank of Chicago (the "Agent")
      One First National Plaza
      Chicago, Illinois 60670

From: Arco Chemical Company

Re: Credit Agreement B dated as of July 23, 1997 (the "Credit Agreement") among ARCO Chemical Company, the Banks listed on the signature pages thereof and the Agent

      We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:________________________________

      Currency*         Principal Amount**       Interest Period***
      --------          ----------------         ---------------


      Such Money Market Quotes should offer a Money Market [Margin] [Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

         ARCO CHEMICAL COMPANY

         By:__________________________
           Title:_____________________

_______________
*     If pounds sterling, indicate whether euro-sterling or domestic sterling.

** Amount must be $10,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof).

*** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                   EXHIBIT C
                                   ---------

                            FORM OF INVITATION FOR
                              MONEY MARKET QUOTES

                                                             [Date]

To:   [Name of Bank]
      [address of Bank]

Re:   Invitation for Money Market Quotes
      to Arco Chemical Company (the "Borrower")

      Pursuant to Section 2.03 of Credit Agreement B dated as of July 23, 1997 (the "Credit Agreement") among ARCO Chemical Company, the Banks listed on the signature pages thereof and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:________________________

        Currency*          Principal Amount         Business Period
        --------           ----------------         ---------------


      Such Money Market Quotes should offer a Money Market [Margin] [Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Please respond to this invitation by no later than [3:00 p.m.] [1:00 p.m.] [9:00 a.m.] [(London time)] [(Chicago time)] on [date].

      Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

                                 THE FIRST NATIONAL BANK OF CHICAGO, as Agent

                                 By:__________________________________
                                        Authorized Officer


---------------
*     If pounds sterling, indicate whether euro-sterling or domestic sterling.

                                   EXHIBIT D
                                   ---------

                          FORM OF MONEY MARKET QUOTE

To:   The First National Bank
      of Chicago, as Agent
      One First National Plaza
      Chicago, Illinois 60670

Attention: Funding Services -- Loan Sale Group

Re:   Money Market Quote to Arco Chemical Company (the "Borrower")

      In response to your invitation on behalf of the Borrower dated ___________, ____, we hereby make the following Money Market Quote on the following terms:

1.    Quoting Bank:

2.    Person to contact at Quoting Bank:

3.    Date of Borrowing: *

4. We hereby offer to make Money Market Loan(s) in the following principal amounts for the following Interest Periods and at the following rates:

                  Principal         Interest          Money Market
   Currency**          Amount***        Period****       [Margin+][Rate++]
   --------           -------          -------         -------------------


[provided that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $___________]***

___________
*     As specified in the related Invitation.
** ***[If pounds sterling, indicate whether euro-sterling or domestic sterling.]***
*** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is will-willing to lend. Bids must be made for $1,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple thereof .
**** Not less than 7 days, as specified in the related Invitation for Money Market Quotes.
+ Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
++ Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%).
      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in Credit Agreement B dated as of July 23, 1997 (the "Credit

Agreement") among ARCO Chemical Company, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

                                 Very truly yours,

                                 [NAME OF BANK]

Dated:_____________________      By:_________________________
                                       Authorized Officer

                                   EXHIBIT E
                                   ---------

                                CERTIFICATE OF
                                  INCUMBENCY


     I,                         , [Secretary/Assistant Secretary] of ARCO
CHEMICAL COMPANY, a Delaware corporation (the "Borrower"), hereby certify as follows:

     (1) Each of the following named individuals is an Authorized Officer (as that term is defined in Credit Agreement B, dated as of July 23, 1997 among ARCO Chemical Company, the Banks named therein and The First National Bank of Chicago, as Agent (the "Credit Agreement")) of the Borrower and each has been duly elected to and is now holding the office indicated, and the signature appearing opposite each name is the genuine signature of such Authorized
Officer:

     Title                    Name               Signature
     -----                    ----               ---------

_______________          _______________         _______________

_______________          _______________         _______________

_______________          _______________         _______________


          (2) Each of the following named individuals has been duly designated as an "Authorized Representative" (as that term is defined in the Credit Agreement) of the Borrower, and the signature appearing opposite each name is the genuine signature of such Authorized Representative:

     Title                    Name               Signature
     -----                    ----               ---------

_______________          _______________         _______________

_______________          _______________         _______________

_______________          _______________         _______________

_______________          _______________         _______________

_______________          _______________         _______________

_______________          _______________         _______________

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the
Borrower this       day of              19  .

           ______________________________
           Secretary/Assistant Secretary

[SEAL]

     I, [name], [Treasurer/Assistant Secretary/Secretary] of ARCO Chemical
Company, do hereby certify that                 is, and at all times since
, 19   has been, the duly elected or appointed, qualified and acting
[Secretary/Assistant Secretary] of the Borrower and that the signature set forth above is [his][her] genuine signature.

     IN WITNESS WHEREOF, I have hereunto set my hand this    day of          ,
19  .

           _________________________________
           Treasurer/Assistant Secretary

                                   EXHIBIT F
                                   ---------

                                  OPINION OF
                           COUNSEL FOR THE BORROWER

                                                 [Dated as provided in
                                                 Section 3.01 of the
                                                 Credit Agreement]

To the Banks and the Agent
 Referred to Below
c/o The First National Bank
 of Chicago, as Agent
One First National Plaza
Chicago, Illinois 60670

Ladies and Gentlemen:

     I am [General Counsel] [Associate General Counsel-Corporate] of ARCO Chemical Company (the "Borrower") and as such have acted as counsel, or supervised attorneys who have acted as counsel, for the Borrower in connection with Credit Agreement B, dated as of July 23, 1997 (the "Credit Agreement"), among ARCO Chemical Company, the banks listed on the signature pages thereof, and The First National Bank of Chicago, as Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. (a) The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and (ii) either is qualified to do business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

     (b) The Borrower has all corporate powers and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations as are necessary to carry on its business substantially as presently conducted except for such of the foregoing the absence of which would not, in the aggregate, subject the Borrower to any material liability or disability.

     (c) The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and Borrowings under the Credit Agreement by the Borrower, are within the corporate power and authority of the Borrower and have been duly authorized by all necessary corporate proceedings by the Borrower.

     (d) Neither such authorization nor the execution, delivery and performance by the Borrower of the Credit Agreement or of the Notes, nor any Borrowing by the Borrower when made, will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental authority or of the Certificate of Incorporation or By-Laws of the Borrower or result in the violation or contravention of, or the acceleration of any obligation under, or cause the creation of any Lien on any of the properties of the Borrower pursuant to the provisions of, any indenture, agreement or other instrument to which it is a party or by which it is bound.

     (e) Assuming its due execution by the Banks and the Agent, the Credit Agreement constitutes a legal, valid and binding agreement of the Borrower and the Notes, when duly executed on behalf of the Borrower and delivered in accordance with the Credit Agreement, will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

     2. Except as previously disclosed in writing to the Banks prior to July 23, 1997, there is no action, suit or proceeding pending or, to my knowledge, threatened against or affecting the Borrower or any of its subsidiaries in any court or before or by any arbitrator, governmental department, agency or instrumentality (i) which is likely to have a material adverse effect upon the Borrower's ability to pay and perform its obligations under the Bank Credit Documents in accordance with their respective terms or (ii) which in any manner draws into question the validity of any of the Bank Credit Documents. In this regard, the Borrower has brought to your attention the Borrower's annual report on Form 10-K for the year ended December 31, 1996, and the Borrower's quarterly report on Form 10-Q for the three months ended March 31, 1997.

     3. No consent, authorization, order or approval of (or filing or registration with) any governmental commission, board or other regulatory authority (other than routine reporting requirements) is required for the execution, delivery and performance by the Borrower of the Credit Agreement or the Notes or for Borrowings under the Credit Agreement.

     4. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5. The Cross-Indemnification Agreement, as amended to the date hereof, and the Tax Sharing Agreement are in full force and effect in accordance with their respective terms.

     6. Each of the Borrower's Subsidiaries that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for licenses, authorizations, consents or approvals the absence of which will not materially and adversely affect the business of the Borrower and its Consolidated Subsidiaries taken as a whole.

     I am counsel admitted to practice in the Commonwealth of Pennsylvania. In giving the foregoing opinion, I express no opinion as to the effect (if any) of any laws of any jurisdiction other than the general corporate laws of the State of Delaware and the laws of the Commonwealth of Pennsylvania. I have assumed for the purposes of this opinion that the applicable laws of the State of Illinois are the same as the laws of the Commonwealth of Pennsylvania.

                       Very truly yours,

                                   EXHIBIT G
                                   ---------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



     AGREEMENT dated as of __________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), ARCO CHEMICAL COMPANY (the "Company") and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (the "Agent").


                                  WITNESSETH

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to Credit Agreement B dated as of July 23, 1997 among the Company, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $_______________;

     WHEREAS, Syndicated Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $___________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Syndicated Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  Definitions.  All capitalized terms not otherwise defined
                 -----------
herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2.  Assignment.  The Assignor hereby assigns and sells to the
                 ----------
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3.  Payments.  As consideration for the assignment and sale
                 --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $__________*. It is understood that facility fees with respect to the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4.  Consent of the Company and the Agent.  This Agreement is
                 ------------------------------------
conditioned upon the consent of the Company and the Agent pursuant to Section 9.07(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.07(c) the Company agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.**



_________________________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum .

** Delete this Section 4 if no consent is required pursuant to Section 9.07(c) of the Credit Agreement.

     SECTION 5.  Non-Reliance on Assignor.  The Assignor makes no representation
                 ------------------------
or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with any Loans, Note, Commitment or other interest under the Credit Agreement.

     SECTION 6.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Illinois.

     SECTION 7.  Counterparts.  This Agreement may be signed in any number of
                 ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                         [ASSIGNOR]

                         By:__________________________
                         Title:_______________________

                         [ASSIGNEE]

                         By:__________________________
                         Title:_______________________

                         ARCO CHEMICAL COMPANY

                         By:__________________________
                         Title:_______________________


                         THE FIRST NATIONAL BANK OF CHICAGO,
                          as Agent

                         By:__________________________
                         Title:_______________________

                                   EXHIBIT H
                                   ---------

                            NOTICE OF EFFECTIVENESS

                                                             July 23, 1997



ARCO Chemical Company
3801 West Chester Pike
Newtown Square, Pennsylvania 19073
Attention: Treasurer


Dear Ladies/Gentlemen:

   We hereby notify you that Credit Agreement B dated as of July 23, 1997 among ARCO Chemical Company, the banks listed on the signature pages thereof and The First National Bank of Chicago, as Agent, has become effective as of the date hereof in accordance with Section 9.06 thereof.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF
                                 CHICAGO, as Agent

                                 By:___________________________
                                 Title:________________________

                                   EXHIBIT I
                                   ---------

                   OPINION OF SPECIAL COUNSEL FOR THE AGENT

                                                           [Dated as provided in
                                                             Section 3.01 of the
                                                               Credit Agreement]

The First National Bank of Chicago, as
 Agent, and the other financial institutions which are parties to each of the Credit
 Agreements referred to below

   Re: ARCO Chemical Company
       ---------------------

Ladies and Gentlemen:

   We have acted as special counsel to The First National Bank of Chicago, as Agent (in such capacity, the "Agent"), in connection with Credit Agreement A and Credit Agreement B (collectively, the "Credit Agreements"), each dated as of July 23, 1997, among ARCO Chemical Company (the "Borrower"), various financial institutions, and the Agent. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in each of the Credit Agreements.

   In connection herewith, we have examined counterparts of each Credit Agreement executed by the Borrower, each of the Banks and the Agent; and each
Note issued by the Borrower on the date hereof pursuant to the Credit Agreements (the "Notes"). In connection with such examination, we have assumed the genuineness of all signatures, the authority of the persons signing such documents and the authenticity of such documents. We also have assumed, without any independent investigation, that (a) each Credit Agreement and each Note has been duly authorized, executed and delivered by each of the parties thereto and
(b) each Credit Agreement is the legal, valid and binding obligation of each party thereto other than the Borrower, enforceable against each such party in accordance with its terms.

   Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, under the laws of the State of Illinois:

   (1) Each Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

   (2) The Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

______, 1997
Page 2

   Our opinions are subject to the following qualifications:

   (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

   (b) We express no opinion as to indemnification or contribution obligations which contravene public policy.

   (c) We express no opinion as to any provision of either Credit Agreement purporting to convey rights to Persons other than parties to such Credit Agreement.

   (d) We express no opinion as to any waiver of (i) the right to a jury trial,
(ii) any objection to venue or (iii) any right to bring legal proceedings in any court having jurisdiction.

   (e) Our opinions are limited to the laws of the State of Illinois, and we express no opinion as to the laws of any other jurisdiction.

   This opinion letter is solely for the benefit of the addressees hereof (and their respective successors and assigns) in connection with the transactions contemplated by the Credit Agreements, and this opinion letter may not be relied upon by any other Person or for any other purpose.

                             Very truly yours,

                             MAYER, BROWN & PLATT


RCB:DTJ

                                    Page 2